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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DEMAND MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2016

Dear Stockholder:

        You are invited to attend the annual meeting of stockholders of Demand Media, Inc. ("Demand Media," "we," "us" or "our") to be held on Thursday, June 16, 2016, at 2:00 p.m. Pacific Daylight Time, at our corporate headquarters located at 1655 26th Street, Santa Monica, California 90404.

        Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the accompanying proxy statement. We have also made available a copy of our 2015 Annual Report to stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

        In addition to the business to be transacted as described in the proxy materials, management will respond to questions of general interest to stockholders, including questions related to the matters to be voted on at the meeting.

        It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you do not attend the annual meeting in person, you may vote on the Internet or by telephone, or if you are receiving a paper copy of the proxy statement, by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.

Sincerely,

Sean Moriarty Chief Executive Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 16, 2016

To the Stockholders of Demand Media, Inc.:

        We will hold the 2016 annual meeting of stockholders (the "annual meeting") of Demand Media, Inc. ("Demand Media," "we," "us" or "our") at our corporate headquarters located at 1655 26th Street, Santa Monica, California 90404, on Thursday, June 16, 2016, at 2:00 p.m. Pacific Daylight Time. We will consider and act on the following items of business at the annual meeting:

  1.
  Re-election of each of Fredric W. Harman, Sean Moriarty and James R. Quandt as a director to serve for a three-year term expiring at the 2019 annual meeting of stockholders and when his successor is duly elected and qualified, or until his earlier resignation or removal.

  2.
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.

  3.
  Such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

        The proxy statement accompanying this notice describes each of these items of business in detail. Our Board recommends a vote "FOR" each of the three nominees for director and a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

        Only stockholders of record at the close of business on April 21, 2016 are entitled to receive notice of, to attend, and to vote at the annual meeting, including any adjournments or postponements thereof. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and at the executive offices of Demand Media during regular business hours for a period of no less than ten days prior to the annual meeting.

        Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.

        If your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, you should review the notice provided by that entity to determine whether and how you will be able to submit your proxy. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the annual meeting. Any stockholder attending the annual meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

        Thank you for your ongoing support of Demand Media.

By Order of the Board of Directors,

Sean Moriarty Chief Executive Officer

PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

DEMAND MEDIA, INC.
1655 26th Street
Santa Monica, California 90404

PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

        Your proxy is solicited on behalf of the board of directors (the "Board") of Demand Media, Inc., a Delaware corporation ("Demand Media," "we," "us," "our" or "the Company"), for use at our 2016 annual meeting of stockholders to be held on Thursday, June 16, 2016, at 2:00 p.m. Pacific Daylight Time, at our corporate headquarters located at 1655 26th Street, Santa Monica, California 90404, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 16, 2016

        This proxy statement, our 2015 Annual Report to stockholders and the Notice of the Annual Meeting are available at http://ir.demandmedia.com/investor-overview/proxy-and-annual-meeting/default.aspx. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our stockholders of record on or about May 6, 2016. Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending a similar notice to beneficial owners. All stockholders will have the ability to access the proxy materials on the website listed above or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials within three business days of such request.

        The Notice of Internet Availability will also provide instructions on how you may request that we send electronic or printed copies of future proxy materials to you by electronic mail or mail. Your election to receive proxy materials by electronic mail or printed copies by mail will remain in effect until you terminate it.

INFORMATION CONCERNING VOTING AND SOLICITATION

Who Can Vote

        You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on April 21, 2016. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the annual meeting. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

        You may vote by attending the annual meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in "street name." If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to above and in the Notice of Internet Availability. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker, bank or other nominee by following the instructions on the notice provided by your broker.

        The Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on June 15, 2016. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you do not need to return a written proxy card by mail.

        YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

        All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted "FOR" the election of each of the three nominees for director; and "FOR" ratification of the appointment of the independent registered public accounting firm. The proxy gives each of Sean Moriarty, Rachel Glaser and Daniel Weinrot discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the annual meeting.

Revocation of Proxy

        If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

  •
  delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

  •
  submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions will be followed); or

  •
  attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

        Written notices of revocation and other communications with respect to the revocation of Demand Media proxies should be addressed to:

  Demand Media, Inc.
  1655 26th Street
  Santa Monica, California 90404
  Attn: Corporate Secretary

        If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote in person if your shares are held in street name.

Voting in Person

        If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the annual meeting.

Who Can Attend the Meeting

        Only stockholders, their proxy holders and the Company's guests may attend the meeting. You should be prepared to present valid photo identification, such as a driver's license or passport. Additionally, if you hold shares through a broker, bank, trustee or nominee, you should bring proof of beneficial ownership as of April 21, 2016, such as (i) your most recent account statement reflecting your stock ownership prior to April 21, 2016; (ii) a copy of the voting instruction card provided by your banker, bank, trustee or nominee; or (iii) similar evidence of ownership.

Quorum and Votes Required

        At the close of business on April 21, 2016, 20,359,399 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares held of record by brokers, banks or other nominees, but not voted due to the failure of the beneficial owners of those shares to provide voting instructions.

        Quorum.    A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker non-votes will be counted as present for purposes of determining a quorum. If there is no quorum, either the chairperson of the annual meeting or a majority in voting power of the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, may adjourn the annual meeting to another time or place.

        Broker Non-Votes.    Brokers, banks or other nominees who hold shares of common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on routine proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters that the New York Stock Exchange ("NYSE") determines to be "non-routine." If your broker, bank or other nominee holds your common stock in "street name," your broker, bank or other nominee will only vote your shares on "non-routine" proposals if you provide specific instructions on how to vote by filling out the voter instruction form sent to you by your broker. Only Item 2 (ratifying the appointment of our independent registered public accounting firm) is considered to be a routine matter. The other Items are considered "non-routine" matters, and without your instruction, your broker, bank or other nominee cannot vote your shares on Item 1 (election of directors).

        Election of Directors.    Our bylaws provide that at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast is sufficient to elect a director, which means the nominee receiving the highest number of "for" votes will be elected. Abstentions will have no effect in determining which nominee received a plurality of votes cast because approval of a percentage of shares present or outstanding is not required for this proposal. Brokers, banks and other nominees are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Broker non-votes will have no effect in determining which nominee receives a plurality of the votes cast.

        Ratification of Independent Registered Public Accounting Firm.    At an annual meeting in which a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or by proxy and entitled to vote thereon is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm; thus broker non-votes are generally not expected to occur with respect to this matter. Abstentions are considered to be shares present and entitled to vote on this proposal, and thus will have the same effect as voting against this proposal.

Solicitation of Proxies

        Our Board is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice of Internet Availability or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock on behalf of beneficial owners send notices of internet availability, proxies and proxy materials to those beneficial owners and secure those beneficial owners' voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Assistance

        If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at (310) 656-6253, email at ir@demandmedia.com, or write to Investor Relations, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

Forward-Looking Statements

        This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the year ended December 31, 2015, as such disclosure may be updated in our quarterly reports on Form 10-Q and our current reports on Form 8-K.

ITEM 1
ELECTION OF DIRECTORS

Board Structure

        Our Board currently consists of seven members who are divided into three classes with staggered three-year terms. Each director holds office until that director's successor is duly elected and qualified or until his earlier death or resignation. At each annual meeting, the term of one class of directors expires. The class of directors with a term expiring at this annual meeting consists of three directors.

        Our Amended and Restated Bylaws, or bylaws, provided for our Board to initially be comprised of nine directors and, thereafter, our bylaws permit our Board to fix the authorized number of directors by resolution. In February 2015, the Board adopted a resolution to reduce the size of our Board to seven directors. There are currently seven directors authorized, with no vacancies on our Board. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

Director Nominees

        Based upon the recommendation of our nominating and corporate governance committee, our Board has nominated Fredric W. Harman, Sean Moriarty and James R. Quandt for re-election as directors to the Board. Messrs. Harman, Moriarty and Quandt each currently serve on our Board. Biographical information on each of the nominees is furnished below. If elected, each director nominee would serve in office until the expiration of his three-year term at the close of our 2019 annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Information Regarding the Board of Directors and Director Nominees

        Set forth below is information as of the record date regarding each member of our Board, including each director nominee. There are no family relationships among any of our directors or executive officers. See "Corporate Governance" and "Director Compensation" below for additional information regarding the Board of Directors.

Name	Age	Position	Director Since	Term Expires
Fredric W. Harman(1)(2)	55	Director	2006	2016
Sean Moriarty	45	Director, Chief Executive Officer	2014	2016
James R. Quandt(1)(3)	66	Non-Executive Chairman of the Board	2008	2016
John A. Hawkins(2)(3)	55	Director	2006	2017
Brian M. Regan(1)(2)	44	Director	2015	2017
Victor E. Parker	46	Director	2006	2018
Mitchell Stern(3)	61	Director	2016	2018

(1)
Member of the compensation committee.

(2)
Member of the nominating and corporate governance committee.

(3)
Member of the audit committee.

Nominee for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

        Fredric W. Harman has served on our Board since 2006 and is currently the chairperson of our compensation committee and a member of our nominating and corporate governance committee. Mr. Harman joined Oak Investment Partners, a multi-stage venture capital firm, as a General Partner in 1994, and currently serves as Managing Partner, focusing primarily on Consumer Internet and Internet New Media investments. From 1991 to 1994, he was a General Partner of Morgan Stanley Venture Capital. Mr. Harman currently serves on the board of U.S. Auto Parts Network, Inc., an online provider of aftermarket auto parts, as well as a number of privately held companies, including several media and technology companies. Mr. Harman holds an M.B.A. from the Harvard Business School and a B.S. and M.S. in Electrical Engineering from Stanford University. Mr. Harman was originally nominated to serve on our Board pursuant to our Third Amended and Restated Stockholders' Agreement. Mr. Harman's broad industry and financial expertise, including his considerable involvement with venture capital backed companies in the Internet and technology sectors with a focus on new media platforms, makes him a valuable contributor to our Board and its committees. In addition, Mr. Harman's extensive experience serving on the boards of numerous public and private companies strengthens the knowledge base and oversight of our Board.

        Sean Moriarty has served as our Chief Executive Officer and as a member of our board of directors since August 2014. Mr. Moriarty previously served as the Chief Executive Officer of Saatchi Online, Inc., which operates Saatchi Art, an online art gallery, from August 2013 to August 2014, when Demand Media acquired it. From August 2009 to June 2012, Mr. Moriarty was an Entrepreneur in Residence at Mayfield Fund, a venture capital firm. From January 2007 to March 2009, Mr. Moriarty was President and Chief Executive Officer of Ticketmaster, a live entertainment ticketing and marketing company, and he held positions of increasing responsibility at Ticketmaster from 2000 to 2006, including EVP, Technology and Chief Operating Officer. He began his executive experience as EVP, Technology at Citysearch, an online city guide. Mr. Moriarty served on the Ticketmaster board of directors from August 2008 to March 2009 and he currently sits on the board of directors of several private companies, including Eventbrite and TuneIn. Mr. Moriarty is actively involved in non-profit work with CoachArt, and previously served on the board of directors of the Pat Tillman Foundation. Mr. Moriarty received his bachelor's degree from the University of South Carolina and attended graduate school at Boston University and the University of South Carolina. As our Chief Executive Officer, Mr. Moriarty's in-depth knowledge of the Company and its industries, operations and business provides valuable insights to our Board. In addition, we believe that Mr. Moriarty's significant management and industry experience, as well as his experience gained from serving on the boards of numerous companies, makes him an important contributor to our Board.

        James R. Quandt has served on our Board since 2008 and is currently the non-executive Chairman of the Board and a member of our audit committee and compensation committee. Mr. Quandt is the co-founder of Thomas James Capital, Inc., a private equity firm that also provides financial advisory services, where he has been a Managing Partner since 2005. Mr. Quandt has over three decades of senior management experience, including serving as President of Standard and Poor's Corporation, a provider of independent credit risk research and benchmarks; Chairman of Bridge Financial Information; and President of Security Pacific Brokerage, Inc. Mr. Quandt currently serves as the Chairman of the Board of The FRS Company and as a member of the board of directors of Rightside Group, Ltd., a domain name services company. He has previously served on the boards of Intermix Media, Inc., an Internet marketing company that owned MySpace, Inc.; The Brain Corporation; Blue Label Interactive, Inc.; and Digital Orchid Incorporated. Mr. Quandt is a former member of the New York Stock Exchange and the Board of Trustees of Saint Mary's College of California. Mr. Quandt participated in the Managerial Policy Institute at the University of Southern California's Marshall School of Business, and he received a B.S. in Business Administration from Saint Mary's College.

Mr. Quandt's mix of executive leadership and financial expertise provides our Board and its audit and compensation committees with valuable insight and guidance. Mr. Quandt brings a seasoned and strategic perspective to our Board, rooted in his role as a board member of various public and private companies in the Internet and technology sectors, as well as his experience as a former member of the New York Stock Exchange.

Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

        John A. Hawkins has served on our Board since 2006 and is currently a member of our audit committee and nominating and corporate governance committee. Mr. Hawkins has served as Managing Partner and co-founder of Generation Partners, a private equity firm that provides capital to companies in the business and information services, media and communications, and healthcare services industries, through growth equity and buyout investments, since 1995. Prior to founding Generation Partners, Mr. Hawkins was a General Partner at Burr, Egan, Deleage & Co., a venture capital firm that he joined in 1987. Prior to that, Mr. Hawkins was an investment banker at Alex. Brown & Sons. Mr. Hawkins currently serves on the board of Captivate Network, a digital media company, and he has served on the boards of more than 20 companies, including Agility Recovery Solutions, Inc., HotJobs.com, Ltd., iCrossing, Inc., P-Com, Inc., the Platform for Media, Inc., High End Systems, Inc., Zirmed and ShopWiki Corporation, where he also served as Chairman. Mr. Hawkins is also a member of the Angeleno Chapter of the World Presidents' Organization. Mr. Hawkins holds an M.B.A. from Harvard Business School and a B.A. in English from Harvard College. Mr. Hawkins was originally nominated to serve on our Board pursuant to our Third Amended and Restated Stockholders' Agreement. Mr. Hawkins has over 28 years of investment banking and private equity investing experience, combined with a strong track record investing in technology, media and business services companies. He brings extensive business and strategic expertise, as well as experience serving on numerous public and private boards, to our Board and its committees.

        Brian M. Regan has served on our Board since February 2015 and is currently a member of our audit committee and the chairperson of our compensation committee. Since November 2015, Mr. Regan has served as Managing Director and Chief Financial Officer of Spectrum Equity Investors, a growth equity firm investing in companies operating in the information economy. Prior to joining Spectrum, Mr. Regan served as Senior Vice President and Chief Financial Officer of Shutterfly, Inc., a manufacturer and digital retailer of personalized products and services, from August 2012 to November 2015. Prior to joining Shutterfly, Mr. Regan served as Chief Financial Officer of Wize Commerce/Nextag, a global digital marketing and online commerce company, from July 2010 to August 2012, and as EVP and Chief Financial Officer of Ticketmaster Entertainment, a live entertainment ticketing and artist management company, from June 2008 to July 2010. Mr. Regan has also held finance leadership positions at Expedia, Inc. and LendingTree. Mr. Regan began his career at PricewaterhouseCoopers and he holds a B.S. in Business Administration and Accounting from Bucknell University. Mr. Regan has more than 20 years of finance experience at several Internet-based companies. We believe that his extensive financial and accounting experience with public and private companies, combined with his broad experience with Internet-based companies, makes him a valuable contributor and resource to our Board and its audit and compensation committees.

Directors Continuing in Office until the 2018 Annual Meeting of Stockholders

        Victor E. Parker has served on our Board since 2006. Mr. Parker is a Managing Director at Spectrum Equity Investors, which he joined in September 1998. He was previously an associate at Summit Partners, L.P., a private equity firm focusing on the technology, healthcare and life sciences, and growth products and services sectors. Mr. Parker currently serves on the boards of Ancestry.com, Inc., TeachersPayTeachers, Prezi, Inc. and ExamSoft Worldwide, Inc. He has previously served on the boards of SurveyMonkey.com, Inc., NetQuote, Inc. and NetScreen Technologies, Inc.

Mr. Parker holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Dartmouth College. He was originally nominated to serve on our Board pursuant to our Third Amended and Restated Stockholders' Agreement. Mr. Parker's financial expertise, combined with his experience with venture capital backed technology and Internet companies, provides our Board with a valuable perspective for important business, financial and strategic initiatives. Mr. Parker's experience serving on the boards and board committees of various public and private companies brings practical business and financial leadership to our Board and provides him with increased knowledge of effective corporate governance that benefits our Board.

        Mitchell Stern has served on our Board since February 2016. Mr. Stern has over 25 years of experience with media companies, serving in both financial and lead operational roles over that span. Mr. Stern served as the Chief Executive Officer of Freedom Communications, Inc., a media company that operated newspapers, web properties and other specialty publications, from July 2010 to July 2012, and as the President and Chief Executive Officer of DIRECTV Holdings LLC, a direct broadcast satellite service provider and broadcaster in the United States, from December 2003 to March 2005. Prior to joining DIRECTV, Mr. Stern was Chairman and Chief Executive Officer of Fox Television Stations, Inc. and Twentieth Television from 1998 to 2003 and President and Chief Operating Officer of the Fox Television Stations from 1993 to 1998. Mr. Stern has previously served on the boards of Triton Media Group, LLC, Freedom Communications, and LIN Television, the audit committees of Freedom Communications and LIN Television and the compensation committee of Triton Media Group. Mr. Stern received an M.B.A. from the University of Chicago and a B.A. from the University of Pennsylvania.

Board Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE THREE DIRECTOR NOMINEES.

 ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        The audit committee of our Board has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the year ending December 31, 2016, and has further directed that management submit the selection of PricewaterhouseCoopers as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the audit committee determines that such a change would be in our and our stockholders' best interests.

Principal Accounting Fees and Services

        The following table presents fees billed to us by PricewaterhouseCoopers for audit, audit-related, tax and other services during the fiscal years ended December 31, 2015 and 2014:

Type of Fees	Fiscal 2015	Fiscal 2014
Audit Fees	$1,500,000	$3,187,000
Audit-Related Fees	—	650,000
Tax Fees	156,000	299,000
All Other Fees	1,800	1,800

Total	$1,657,800	$4,137,800

Audit Fees

        This category includes fees for (i) the integrated audit of our consolidated financial statements and internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002, (ii) reviews of each of the quarterly consolidated financial information included in our Quarterly Reports on Form 10-Q, and (iii) audit services that are normally provided by PricewaterhouseCoopers in connection with statutory or regulatory filings.

Audit-Related Fees

        This category includes fees associated with PricewaterhouseCoopers' audit and review of carve-out financial statements for Rightside Group, Ltd. ("Rightside") in connection with the spin-off of our domain name services business in the year ended December 31, 2014.

Tax Fees

        This category includes fees for tax compliance, tax advice and tax planning.

All Other Fees

        This category includes fees associated with our access to PricewaterhouseCoopers' online research tool.

Pre-Approval Policies and Procedures

        Our audit committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. This policy is set forth in our audit committee's charter, which is available at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview/default.aspx.

        Our audit committee considered whether the non-audit services rendered by PricewaterhouseCoopers were compatible with maintaining PricewaterhouseCoopers' independence as our independent registered public accounting firm and concluded they were.

Board Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

 CORPORATE GOVERNANCE

        Our Board has adopted corporate governance guidelines to set forth a framework for its overall governance practices. These guidelines can be found in the corporate governance section of our investor relations website at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview/default.aspx. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

Board Leadership Structure

        Our Board does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the independent directors. Until October 2013, the roles of the chairman and chief executive officer were combined and James Quandt, a non-employee independent director, served as the lead independent director. Following the resignation of our former chairman and chief executive officer in October 2013, our Board designated Mr. Quandt to serve as the non-executive Chairman of the Board. Mr. Quandt has served on our Board since 2008, including serving as the lead independent director from April 2011 to October 2013, and he has gained a deep understanding of our business and industry over that time, in addition to the knowledge and experience he brings from serving on the boards of various public and private companies in the Internet and technology sectors. Our Board believes that the current Board leadership structure is best for our Company and our stockholders at this time, and decided that Mr. Quandt should continue to remain as our non-executive Chairman of the Board after Sean Moriarty was hired as our chief executive officer in August 2014. In the future, our Board may decide to combine the roles of chairman and chief executive officer again. If that were to occur, we believe that our corporate governance policies and practices would ensure sufficient oversight of our business and senior management by experienced independent directors and minimize any potential conflicts that could result from combining the positions of chairman and chief executive officer.

        Our Board is currently comprised of six independent members and one non-independent member. A number of our Board members have served as directors of other public companies and some have served as members of senior management of other public companies. We have three standing Board committees comprised solely of directors who are considered independent under all applicable NYSE listing standards. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders.

Risk Oversight

        Our Board is primarily responsible for overseeing our risk management processes. Our Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face and reviews management's strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, our audit committee, nominating and corporate governance committee and compensation committee support our Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach. In particular, the audit committee is responsible for considering and discussing our significant accounting and financial risk exposures and the actions management has taken to control and monitor these exposures, and the nominating and corporate governance committee is responsible for considering and discussing our significant corporate governance risk exposures and the actions management has taken to control and monitor these exposures. As needed and when requested, the audit committee and the nominating and corporate governance committee receive reports from management regarding an assessment of such risks. The compensation committee, with input from our management, assists our Board in reviewing and assessing whether any of our compensation policies and programs could potentially encourage excessive risk-taking. In considering our employee compensation policies and practices, the compensation committee reviews our policies related to payment of salaries and wages, commissions, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation.

        While the Board oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board.

Director Independence

        Our Board has determined that the nominees for re-election to the Board at the annual meeting and all continuing directors, except for Mr. Moriarty, are independent under the NYSE listing standards and Demand Media's corporate governance guidelines. The Board also determined that (i) Joshua James, who served as a director and a member of the audit and compensation committees through February 2, 2015, (ii) Gaurav Bhandari, who served as a director through February 20, 2015 and (iii) Peter Guber, who served as a director and member of the nominating and corporate governance committee through August 13, 2015, were each independent under all applicable standards. In making these determinations, the Board considered all relationships between us and each director and each director's family members. With respect to Mr. Bhandari, the Board specifically considered his employment as a Managing Director at Goldman, Sachs & Co., to which the Company had previously paid investment banking fees, commitment fees and interest, and concluded that this relationship would not impede the exercise of independent judgment by Mr. Bhandari. The Board also considered the fact that Messrs. Quandt and Harman both serve on the board of directors of The FRS Company and concluded that this relationship would not impede their exercise of independent judgment.

Board Meetings

        Our Board held eight in-person or telephonic meetings and acted by written consent one time during 2015. During 2015, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he served, which were held during the period of time that he served, other than Mr. Guber, who resigned from his position on the Board in August 2015 when he also resigned from all of his other public company board commitments. Except in unusual circumstances, the Chairman of the Board, or his designee, in consultation with our Chief Executive Officer, determines the order of business and the procedure at each meeting, including the regulation of the manner of voting and the conduct of business. During regularly convened quarterly board meetings, the Board usually spends a portion of such meetings in executive session without management or other employees present.

        We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Two directors, our non-executive Chairman of the Board and our Chief Executive Officer, attended our annual meeting of stockholders in 2015.

Board Committees

        Our Board maintains a standing audit committee, nominating and corporate governance committee and compensation committee. Each committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. The charter of each of these committees is available on the investor relations page of our website at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview/default.aspx. In addition, the charters for each of our committees are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404. The membership of all of our standing Board committees as of the record date is as follows:

Director	Audit	Nominating and Governance	Compensation
Fredric W. Harman		**	C
John A. Hawkins	**	**
James R. Quandt	**		**
Brian M. Regan		C	**
Mitchell Stern	C

"C"
Chairperson

**
Member

Audit Committee

        We have an audit committee that has responsibility for, among other things, overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices; overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning; reviewing our annual and quarterly financial statements; appointing and evaluating our independent accounting firm and considering and approving any non-audit services proposed to be performed by the independent accountants; and discussing with management and our Board our policies with respect to risk assessment and risk management, as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures, if any. The audit committee met in person or telephonically eight times during 2015.

        The current members of our audit committee are Messrs. Hawkins, Quandt and Stern, with Mr. Stern serving as the committee's chair since February 2016. All members of our audit committee meet the requirements for financial literacy, and each of the members meets the requirements for independence, under Rule 10A-3 promulgated under the Exchange Act, and the applicable rules and regulations of the NYSE. Our Board has also determined that Mr. Stern and Mr. Quandt are each an audit committee "financial expert," as that term is defined by the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

Nominating and Corporate Governance Committee

        We have a nominating and corporate governance committee that has responsibility for, among other things, recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on our Board; considering and recommending to our Board qualifications for the position of director and policies concerning the term of office of directors and the composition of our Board; and considering and recommending to our Board other actions relating to corporate governance. The nominating and corporate governance committee met in person or telephonically four times during 2015. The members of our nominating and corporate governance committee are Messrs. Harman, Hawkins and Regan, with Mr. Regan serving as the committee's chair since February 2016. All members of our nominating and corporate governance committee meet the independence requirements of the NYSE. When recommending persons to be selected by the Board as nominees for election as directors, the nominating and corporate governance committee considers such factors as the individual's personal and professional integrity, ethics and values, experience in corporate management, experience in the Company's industry, experience as a Board member of another publicly held company, academic expertise in an area of the Company's operations and practical and mature business judgment. In addition, the nominating and corporate governance committee considers diversity of relevant experience, expertise and background in identifying nominees for directors. When formulating its Board membership recommendations, the nominating and corporate governance committee will also consider any advice and recommendations offered by our Chief Executive Officer or our stockholders. The nominating and corporate governance committee may delegate any or all of its responsibilities to a subcommittee, but only to the extent consistent with the Company's certificate of incorporation, bylaws, corporate governance guidelines, NYSE rules and other applicable law.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice, which notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year's annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder's notice must be delivered, or mailed and received, not earlier than the 120th and not later than the 90th day prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include, among other things, the name and address of the proposed nominee; the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by such proposed nominee; information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act; a description of all direct and indirect compensation and other material monetary agreements during the past three years between the nominating person and the proposed nominee; and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder's notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 1655 26th Street, Santa Monica, California 90404.

        The nominating and corporate governance committee did not receive any director recommendations from a stockholder for consideration at the 2016 annual meeting.

Compensation Committee

        We have a compensation committee that has responsibility for, among other things, reviewing management and employee compensation policies, plans and programs; monitoring performance and compensation of our executive officers and other key employees; preparing recommendations and periodic reports to our Board concerning these matters; and administering our equity incentive plans. The compensation committee met in person or telephonically eight times during 2015 and acted by written consent one time during 2015. The members of our compensation committee are Messrs. Harman, Quandt and Regan, with Mr. Harman serving as the committee's chair. Our Board has determined that each of Messrs. Harman, Quandt and Regan is independent and a non-employee director under all applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Code. The compensation committee has the ability to delegate certain of its responsibilities to subcommittees in accordance with the Company's certificate of incorporation, bylaws, Section 162(m) of the Internal Revenue Code, NYSE rules and other applicable law.

Compensation Committee Interlocks and Insider Participation

        Messrs. Harman, James, Quandt and Regan all served as members of the Compensation Committee during fiscal 2015. Mr. Regan replaced Mr. James on the Compensation Committee in February 2015. No interlocking relationships exist, or at any time during fiscal 2015 existed, between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company. No member of the Compensation Committee is or has been an officer or an employee of Demand Media or its subsidiaries.

Communication with the Board

        Interested persons, including stockholders, may communicate with our Board by sending a letter to our Corporate Secretary at our principal executive offices at 1655 26th Street, Santa Monica, California 90404. Our Corporate Secretary will submit all correspondence to the chairman or to the lead independent director (if applicable) or any specific director to whom the correspondence is directed.

Code of Business Conduct and Ethics

        Our Board has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics can be found in the corporate governance section on the investor relations page of our website at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview/default.aspx. In addition, our code of business conduct and ethics is available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

 DIRECTOR COMPENSATION

        The following table sets forth information concerning the compensation earned by or paid to each of our non-employee directors during the year ended December 31, 2015. Sean Moriarty is a named executive officer and all of his compensation is presented below in the Summary Compensation Table and related explanatory information and tables under "Executive Compensation." Mr. Moriarty is not entitled to additional compensation for serving as a director while he is employed by the Company. Directors affiliated with Spectrum Equity Investors, Oak Investment Partners, Generation Partners and, in the past, Goldman Sachs do not, or did not, receive any compensation for their services as directors. Mitchell Stern joined our Board of Directors in February 2016 and therefore is not included in the below table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Options Awards ($)(1)	Total($)
Gaurav Bhandari(2)	—	—	—	—
Peter Guber(3)	23,539	37,499	37,654	98,692
Fredric W. Harman	—	—	—	—
John A. Hawkins	—	—	—	—
Joshua G. James(4)	3,583	—	—	3,583
Victor E. Parker	—	—	—	—
James R. Quandt(5)	133,583	37,499	37,654	208,736
Brian M. Regan(6)	38,611	75,001	74,594	188,206

(1)
Amounts reflect the aggregate grant date fair value of restricted stock units or stock options granted during 2015, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Information regarding the assumptions used to calculate the value of all such awards made to directors is provided in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2016. There can be no assurance that awards will vest (and if the awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(2)
Mr. Bhandari resigned from our Board effective as of February 20, 2015.

(3)
Mr. Guber resigned from our Board effective as of August 13, 2015. Fees earned by Mr. Guber consist of the following cash fees earned for the period from January 1, 2015 through August 13, 2015: (a) $18,583 for serving as an outside director on the Board; and (b) $4,956 for serving as the chair of the nominating and corporate governance committee. All of Mr. Guber's unvested Demand Media and Rightside restricted stock units were forfeited following his resignation from the Board and all of Mr. Guber's unexercised Demand Media and Rightside stock options have expired without being exercised.

(4)
Mr. James resigned from our Board effective as of February 2, 2015. Fees earned by Mr. James consist of the following cash fees earned for the month of January 2015: (a) $2,500 for serving as an outside director on the Board; (b) $667 for serving as a non-chair member of the audit committee; and (c) $416 for serving as a non-chair member of the compensation committee. All of Mr. James' unvested Demand Media and Rightside restricted stock units were forfeited following his resignation from the Board and all of Mr. James' unexercised Demand Media and Rightside stock options have expired without being exercised.

(5)
Fees earned by Mr. Quandt in 2015 consist of: (a) the $30,000 annual cash retainer earned by outside directors; (b) $90,000 for serving as the non-executive Chairman of the Board; (c) $1,250 for serving as the chair of the audit committee for January 2015; (d) $7,333 for serving as a non-chair member of the audit committee from February 2015 through December 2015; and (e) $5,000 for serving as a non-chair member of the compensation committee. As of December 31, 2015, Mr. Quandt held (i) 7,326 unvested Demand Media restricted stock units; (ii) 21,661 unexercised Demand Media stock options; (iii) 254 unvested Rightside restricted stock units; and (iv) 9,350 unexercised Rightside stock options. For additional information regarding the Rightside awards, please see "Narrative Disclosure to Director Compensation Table."

(6)
Mr. Regan was elected to our Board effective as of February 2, 2015. Mr. Regan joined Spectrum Equity Investors effective November 9, 2015, after which he was no longer an outside director and was no longer entitled to receive compensation for his service on the Board. Fees earned by Mr. Regan consist of the following, in each case reflecting prorated amounts for the period from February 1, 2015 through November 9, 2015: (a) $23,167 for serving as an outside director on the Board; (b) $11,583 for serving as the chair of the audit committee; and (c) $3,861 for serving as a non-chair member of the compensation committee. As of December 31, 2015, Mr. Regan held (i) 14,451 unvested Demand Media restricted stock units; and (ii) 28,457 unexercised Demand Media stock options.

Narrative Disclosure to Director Compensation Table

Outside Directors Compensation Program

        The Company has a compensation program (the "outside director compensation program") for non-employee directors who are not affiliated with Spectrum Equity Investors, Oak Investment Partners, Generation Partners or, prior to and during fiscal 2015, Goldman Sachs, or any of their affiliated entities (the "outside directors"). The outside director compensation program was established in 2010 and has been subsequently amended in 2012, May 2015 and February 2016. The outside director compensation program is intended to fairly compensate each outside director with cash and equity compensation for the time and effort necessary to serve as a member of our Board, and to better align the interests of our Board members with the interest of our stockholders.

        Cash compensation.    Under the outside director compensation program, each outside director is currently entitled to receive an annual cash retainer of $50,000 for serving on the Board, payable in quarterly installments in arrears in conjunction with quarterly meetings of our Board. In addition, each outside director that serves as the chair of the audit committee, compensation committee or nominating and corporate governance committee is entitled to receive an additional annual cash retainer of $25,000, $15,000 and $10,000, respectively. Outside directors that serve as non-chair members of the audit committee, compensation committee or nominating and corporate governance committee are entitled to receive additional annual cash retainers of $12,500, $7,500 or $5,000, respectively. Prior to the February 2016 amendment of the outside director compensation program, and for all of fiscal 2015, each outside director was entitled to receive an annual cash retainer of $30,000 for serving on the Board; each outside director that served as the chair of the audit committee, compensation committee or nominating and corporate governance committee was entitled to receive an additional annual cash retainer of $15,000, $10,000 and $8,000, respectively; and each outside director that served as a non-chair member of the audit committee, compensation committee or nominating and corporate governance committee was entitled to receive an additional annual cash retainer of $8,000, $5,000 or $4,000, respectively. In addition to cash compensation received for serving as an outside director, the non-executive Chairman of the Board is currently entitled to receive an annual cash retainer of $100,000. Prior to February 2016, the non-executive Chairman of the Board was entitled to receive an annual cash retainer of $90,000 as compensation for serving as the non-executive Chairman of the Board.

        Equity compensation.    Pursuant to the Board's outside director compensation program, each outside director is entitled to receive an initial one-time equity grant with an aggregate grant date fair value of approximately $150,000 upon the outside director's initial election to the Board (the "Initial Grant"). The Initial Grant shall consist of (i) a restricted stock unit award with a grant date fair value of approximately $75,000; and (ii) a non-qualified stock option award with a grant date fair value of approximately $75,000 and an exercise price equal to the closing price of our common stock on the grant date, each of which vests over three years, subject to continued Board service through the applicable vesting date. In addition to the Initial Grants, on the date of each annual stockholder meeting, any outside director who will continue in service following such meeting (excluding any outside director that already received an Initial Grant in the same calendar year) is entitled to receive an annual equity award granted as of the close of business on the date of such annual meeting (the "Annual Grant") with an aggregate grant date fair value of approximately $75,000. The Annual Grant shall consist of (i) a restricted stock unit award with a grant date fair value of approximately $37,500; and (ii) a non-qualified stock option award with a grant date fair value of approximately $37,500 and an exercise price equal to the closing price of our common stock on the grant date; each of which vests over three years, subject to continued Board service through the applicable vesting date. Additionally, as of February 2016, if the Board has a non-executive chairman, the non-executive chairman is entitled to an annual restricted stock unit award with a grant date fair value of $50,000, which vests over two years (the "Non-Executive Chairman Grant"). For purposes of fiscal 2016, the Non-Executive Chairman Grant was granted to our non-executive Chairman of the Board as of the approval date of the revised outside director compensation program in February 2016.

        All equity grants to outside directors automatically accelerate and vest in full if an outside director ceases to be an outside director due to his death or disability, or if an outside director stands for re-election but is not re-elected to the Board, or upon a change of control (as such term is defined in our Amended and Restated 2010 Incentive Award Plan).

Rightside Spin-Off

        In August 2014, we completed the separation of Rightside, our domain name services business (the "Rightside Spin-Off"). Immediately following the Rightside Spin-Off, we effected a 1-for-5 reverse stock split of all outstanding shares of our common stock, including shares held in treasury (the "Reverse Stock Split"). In connection with the Rightside Spin-Off, certain outstanding equity awards held by our directors were split into two awards—a Demand Media award and a Rightside award. All equity awards and share numbers in this section reflect adjustments made in connection with the Rightside Spin-Off and Reverse Stock Split.

EXECUTIVE OFFICERS

        Set forth below is information regarding each of our executive officers as of April 21, 2016.

Name	Age	Position
Sean Moriarty	45	Chief Executive Officer and Director
Rachel Glaser	54	Chief Financial Officer
Brian Pike	52	Chief Operating Officer and Chief Technology Officer
Daniel Weinrot	42	Executive Vice President, Legal & General Counsel

        Biographical information for Mr. Moriarty is set forth above under "Item 1. Election of Directors—Information Regarding the Board of Directors and Director Nominees."

        Rachel Glaser joined Demand Media in April 2015 and serves as our Chief Financial Officer. From January 2012 to March 2015, Ms. Glaser served as Chief Financial Officer of Move, Inc. (operator of Realtor.com®), an online network of websites for real estate search and home enthusiasts, and Ms. Glaser helped lead the sale of Move, Inc. to News Corporation, a diversified media and information services company, in November 2014. From April 2008 to November 2011, Ms. Glaser served as Chief Operating and Financial Officer of MyLife.com, a subscription-based people search business, and from May 2005 to April 2008, she was the Senior Vice President of Finance at Yahoo! Inc., a global internet services provider. Between 1986 and 2005, Ms. Glaser held finance and operations positions of increasing responsibility at The Walt Disney Company, a media and entertainment company, and was Vice President of Operations and Business Planning for the Consumer Products group at the time of her departure. From August 2010 to July 2014, Ms. Glaser served on the board of directors of Sport Chalet, Inc., a full service specialty retailer, and as a member of its Audit Committee and Corporate Governance and Nominating Committee. Ms. Glaser received a bachelor's degree in Psychology from the University of California at Berkeley and an M.B.A. from the University of Southern California.

        Brian Pike joined Demand Media in October 2014 as Chief Technology Officer. In May 2015, Mr. Pike was appointed to also serve as our Chief Operating Officer. From April 2012 to October 2014, Mr. Pike was Chief Technology Officer at The Rubicon Project, Inc., a technology company that automates the buying and selling of digital advertising, where he led the engineering organization through rapid growth and the company's initial public offering. Prior to joining Rubicon, Mr. Pike served as Chief Technology Officer at Ticketmaster, a live entertainment ticketing and marketing company, from 2003 to 2010. Mr. Pike received a B.S. in Engineering from Stanford University and an M.B.A. from the Anderson School of Management at UCLA.

        Daniel Weinrot joined Demand Media in 2010 and has served as our Executive Vice President, Legal and General Counsel, since October 2014. In his current role, Mr. Weinrot oversees and manages our legal, risk management and compliance matters. Prior to his current role, Mr. Weinrot served as our Senior Vice President, Legal from February 2014 to October 2014; Vice President and Assistant General Counsel from May 2012 to February 2014; and Vice President, Business & Legal Affairs from June 2010 to May 2012. Prior to joining Demand Media, Mr. Weinrot held various legal positions at Las Vegas Sands Corp., a global developer of integrated resorts, from 2006 to 2010, including Vice President and Deputy General Counsel from September 2009 to June 2010, and he practiced corporate law at Latham & Watkins LLP, a leading global law firm, from 2000 to 2006. Mr. Weinrot received a J.D. from UCLA School of Law and a B.A. from the University of California at Berkeley.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The following compensation discussion and analysis provides an overview of the philosophy, objectives and components of our executive compensation program. In addition, we explain how and why the compensation committee of our Board arrived at specific compensation policies and decisions involving our named executive officers during 2015.

2015 Leadership Changes

        Fiscal 2015 continued to be a year of transition for us. In February 2015, we completed the sale of our Pluck social media service offering located in Austin, Texas, and we disposed of several non-core web properties within our Demand Vertical Network media offering through the balance of 2015 in pursuit of our efforts to have greater focus and resources dedicated to our core Media and Marketplaces offerings. During fiscal 2015, several additional leadership changes occurred as we continued to execute on our previously disclosed business transformation:

  •
  In February 2015, Shawn Colo, one of our co-founders, our President and a member of our Board of Directors resigned to pursue new opportunities.

  •
  In March 2015, Peter Kim, our Senior Vice President—Accounting, was appointed as our interim Chief Accounting Officer following the resignation of Mel Tang as our Chief Financial Officer effective December 31, 2014. Mr. Kim served as our principal financial officer until Rachel Glaser joined the Company in April 2015 as our Chief Financial Officer. Mr. Kim left the Company in September 2015.

  •
  In April 2015, Rachel Glaser joined as our Chief Financial Officer following a search conducted by our Board of Directors and Sean Moriarty, our Chief Executive Officer. Ms. Glaser currently serves as our principal financial officer.

  •
  In May 2015, Julie Campistron, our Executive Vice President, Media, and Frederick Scott Boecker, our Executive Vice President, Marketplaces, resigned to pursue new opportunities. Ms. Campistron continued to provide consulting services to us through August 2015 following the effective date of her resignation in June 2015.

  •
  Following the resignation of Ms. Campistron, Brian Pike, our Chief Technology Officer, was also appointed to serve as our Chief Operating Officer and now serves in a dual-capacity.

        Our "named executive officers" for 2015 were Mr. Moriarty, Chief Executive Officer; Ms. Glaser, Chief Financial Officer; Mr. Kim, former interim Chief Accounting Officer and former principal financial officer; Mr. Pike, Chief Operating Officer and Chief Technology Officer; Ms. Campistron, former Executive Vice President, Media; and Mr. Weinrot, Executive Vice President, Legal and General Counsel.

        Most of the compensation decisions made during 2015 were made in connection with our ongoing business transformation and in light of the need to recruit and retain key members of the executive management team to execute against the transformation.

2015 Compensation Overview

        The following table sets forth the key elements of our named executive officers' compensation, along with the primary objective associated with each element of compensation. Our compensation elements are designed to be flexible and complementary, and to collectively serve the overall principles and objectives of our executive compensation program. Our compensation committee generally determines the overall compensation of our named executive officers and its allocation among the various elements by considering the objectives described below, their collective experience serving as board members and executive management of public and private companies with a focus on compensation matters, the analyses and advice provided by its independent compensation consultant and input from our chief executive officer (other than with respect to himself) and our head of people operations.

Compensation Element	Primary Objective
Base salary	To compensate ongoing performance of job responsibilities and provide a fixed and knowable minimum income level as a necessary tool for attracting and retaining key executives in light of the current competitive landscape for executive level talent.
Incentive and discretionary cash compensation (bonuses)	To incentivize the attainment of short-term financial, operational and strategic objectives, and recognize individual contributions towards the achievement of those objectives.
Long-term equity incentive compensation

To emphasize long-term performance objectives by aligning the interests of our executives with stockholder interests and the maximization of stockholder value, while retaining key executives, through the grant of equity awards that vest over a specified period of time.

Severance and change in control benefits

To encourage the continued attention and dedication of our executives and provide reasonable individual security to enable our executives to focus on our best interests, including those of our stockholders, particularly when considering strategic alternatives that may adversely impact our executives.

Retirement savings (401(k) plan with Company matching)	To encourage retirement savings in a tax-efficient manner.
Health and welfare benefits	To provide standard healthcare coverage and death and disability benefits as part of an overall market-competitive compensation package.

        Each of the key components of our executive compensation program, as well as our compensation decisions for our named executive officers in 2015, are discussed in more detail below. The following discussion and analysis of our named executive officers' compensation arrangements should be read together with the compensation tables and related disclosures that follow this section.

Rightside Spin-Off and Reverse Stock Split; Treatment of Equity Awards

        In August 2014, we completed the separation of Rightside, our domain name services business, and subsequently effected the 1-for-5 Reverse Stock Split. In connection with the Rightside Spin-Off, certain outstanding equity awards held by certain of our named executive officers were split into two awards—a Demand Media award and a Rightside award. All equity awards and share numbers in this section reflect adjustments made in connection with the Rightside Spin-Off and Reverse Stock Split.

Executive Compensation Philosophy and Objectives

        We operate in highly competitive and rapidly evolving industries relating to digital content and media and online marketplaces. Our industries are characterized by rapid technological change, various business models and frequent disruption of incumbents by innovative entrants. To succeed in this environment, we must continuously develop and refine new and existing products and services, devise new business models and demonstrate an ability to quickly identify and capitalize on new or complementary business opportunities, whether through internal development or through corporate development efforts. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, financial and other business professionals, led by experienced and skilled executives. We recognize that our ability to attract and retain these professionals, including our executive officers, largely depends on how we compensate and reward our employees generally. We strive to create an environment that is responsive to the needs of our employees, including our executive officers, encourages teamwork, rewards commitment as well as individual and team performance, and is open to employee communication and continual performance feedback.

        For our executive officers, we have embraced a compensation philosophy of offering competitive compensation and benefits packages focused on long-term value creation that reward our executive officers for achieving certain financial, operational and strategic objectives, while executing on our ongoing business transformation. The principles and objectives of our compensation and benefits program for our executive officers, including our named executive officers, are to:

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  attract, engage and retain the best executives to work for us, with the necessary experience and managerial talent to enable us to be an employer of choice in the industries in which we operate;

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  align compensation with our corporate strategies, our financial, operational and strategic objectives and the long-term interests of our stockholders;

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  motivate and reward executives whose knowledge, skills, experience and performance contribute to our continued success; and

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  ensure that our total compensation is fair, reasonable and competitive.

        The current compensation levels of our executive officers, including our named executive officers, primarily reflect the varying roles and responsibilities of each individual, while also factoring in the length of time each executive officer has been employed by the Company. The focus of our current compensation arrangements with our executive officers has generally been to recruit and retain skilled individuals to help us meet our product development, strategic, corporate development, customer acquisition and growth objectives, while continuing to achieve our financial and operational goals in the context of executing on our business transformation.

Compensation Setting Process

Roles of Our Compensation Committee and Chief Executive Officer in Compensation Decisions

        The compensation committee of our Board is responsible for overseeing our executive compensation program, and part of that is responsibility for determining and approving the ongoing compensation arrangements for our Chief Executive Officer, Chief Financial Officer, and other executive officers, including our named executive officers. The initial compensation arrangements with our executive officers, including our named executive officers, historically have been determined in arm's-length negotiations with each individual executive after considering the role, responsibilities and experience of such executive, together with relevant peer group compensation data provided by the compensation committee's independent compensation consultant from time to time. Our Chief Executive Officer typically has been responsible for negotiating these arrangements for our executive officers (except with respect to his own compensation) with the oversight and final approval of our compensation committee. The compensation arrangements have been influenced by a variety of factors including the individual's experience and expertise; our financial condition and available resources; our need to fill a particular position; an evaluation of the competitive market for different executive functional roles by third party experts, including the compensation committee's independent compensation consultant; the collective experience of the members of the compensation committee with other similarly situated companies; and the compensation levels of our other executive officers.

        In order to determine the compensation for Mr. Moriarty, our Chief Executive Officer, when he was hired in August 2014, the compensation committee considered Mr. Moriarty's prior executive experience, his compensation arrangement at his prior company, Saatchi Art (which we acquired in August 2014), the challenges facing the Company and the responsibilities Mr. Moriarty would be undertaking to address such challenges, including initiating and executing against our business transformation, relevant peer group analysis provided by the compensation committee's independent compensation consultant and input from the executive search firm that we had engaged to find a new Chief Executive Officer following the resignation of our previous Chief Executive Officer in October 2013. Based on these considerations and the direct arm's-length negotiations that the compensation committee had with Mr. Moriarty, the compensation committee set his total compensation, including each individual component of his total compensation.

        In determining compensation levels for 2015 with respect to our other named executive officers, the compensation committee reviewed the experience of these named executive officers and their past performance, if they were being promoted from within the organization, and considered relevant peer group compensation data previously provided by the compensation committee's independent compensation consultant. In addition, the compensation committee considered the recommendation of the executive recruiting firm with respect to the initial compensation established for Ms. Glaser when she joined as our Chief Financial Officer in April 2015. The compensation committee also consulted with and considered non-binding recommendations from Mr. Moriarty and the head of our people operations team with respect to the total compensation (including the individual components thereof) paid to our named executive officers, and then set the total compensation, including each individual component of compensation, for these executive officers.

Role of Compensation Consultant

        The compensation committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our executive compensation programs and related policies. Since 2010, the compensation committee has engaged Compensia, Inc., a national compensation consulting firm ("Compensia"), to provide executive compensation advisory services in order to help evaluate our compensation philosophy and objectives, to identify and gather information with respect to a defined peer group and to provide guidance in administering our compensation program.

        In 2012, Compensia identified a peer group of comparable companies in the internet and technology sectors and prepared a competitive market analysis of our executive compensation program, in order to better understand the competitiveness of the compensation we offer to our executive officers and assist our compensation committee with determining appropriate levels of compensation to be provided to our executive officers. The market data included proxy information for companies in the peer group (where available) as well as data from a proprietary executive compensation survey that covered high-technology companies with annual revenues between $200 million and $500 million. The peer group consisted of the following companies: Ancestry.com, comScore, Constant Contact, DealerTrack Holdings, Dice Holdings, Digital River, Blucora (formerly InfoSpace), j2 Global, Kenexa, NIC, OpenTable, Shutterfly, The Active Network, ValueClick, Web.com Group and WebMD Health.

        In December 2013, in connection with our search for a new Chief Executive Officer following the resignation of our founding Chief Executive Officer, Compensia provided a chief executive officer compensation analysis utilizing the same peer group that it utilized for the 2012 competitive market analysis, as well as data from other similarly situated technology companies that recently hired new chief executive officers. For purposes of determining the compensation for our new Chief Executive Officer, the Compensia report was used as a reference point by the compensation committee and considered together with the other factors, including the collective experience of the members of the compensation committee in establishing the compensation for other Internet companies for which they advise, invest in or serve on the board of directors.

        In early 2015, Compensia prepared an updated equity utilization analysis for the compensation committee to consider when determining how many shares should be covered by equity awards to be granted to the Company's employees, including its executive officers, throughout fiscal 2015. In late 2015, Compensia prepared an updated analysis of the total compensation of our executive officers and senior management in light of the continued decline in our market capitalization while we continue to execute on our ongoing business transformation. As part of this analysis, Compensia updated the peer group for which to compare our executive compensation in light of (i) the Rightside Spin-Off in August 2014, (ii) the associated decline in annual run rate revenue resulting from the Rightside Spin-Off and the financial impact of operational decisions made in connection with initiating and executing on our business transformation and (iii) the significant decline in our market capitalization over the past four years. The updated peer group consisted of the following companies: Angie's List, DHI Group, RetailMeNot, Etsy, United Online, Rightside Group, Everyday Health, YuMe, Limelight Networks, Marchex, XO Group, Care.com, Real Networks, Carbonite, MaxPoint Interactive, Brightcove, TechTarget, Channel Advisor and Support.com.

        The purpose of this analysis was to provide our compensation committee and our Chief Executive Officer with more current information in light of the operating and financial challenges facing the business during our ongoing business transformation process, and the desire to ensure that our total compensation arrangements were aligned with the need to attract and retain key executive and senior management talent in the current operating environment.

        We anticipate that the compensation committee will regularly conduct a review of our executive officers' compensation and consider adjustments in executive compensation levels, based in part on reports from Compensia or another compensation consultant, as such reports may be updated from time to time.

        The compensation committee has considered the independence of Compensia, consistent with the requirements of NYSE, and has determined that Compensia is independent. Further, pursuant to SEC rules, the compensation committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Compensia. Compensia was retained by, and serves at the discretion of, the compensation committee, and provided no services to the Company in 2015 other than the services described in this section.

Role of Stockholder Say-On-Pay Votes

        We provide our stockholders with the opportunity to cast a triennial advisory vote on the compensation of our named executive officers (a "say-on-pay" vote), which reflects the preference expressed by our stockholders at our 2011 annual meeting of stockholders with respect to the frequency of say-on-pay votes. At our 2014 annual meeting of stockholders, our stockholders cast an advisory vote on the compensation of our named executive officers and a substantial majority (89.7%) of the votes cast at that meeting voted in favor of the say-on-pay proposal and approved, on an advisory basis, the compensation of our named executive officers that was set forth in the related proxy statement. In evaluating our executive compensation program, the compensation committee has considered the results of this say-on-pay vote as well as other factors discussed in this section. While each of these factors informed the compensation committee's decisions regarding the compensation of our named executive officers, in light of the high level of stockholder support received in 2014, the compensation committee has not implemented significant changes to our executive compensation program over the last year. Stockholders will next have an opportunity to cast an advisory say-on-pay vote in connection with our 2017 annual meeting of stockholders. The compensation committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our executive officers.

Principal Components of Executive Compensation Program

        We designed the principal components of our executive compensation program to fulfill one or more of the objectives described above. Compensation of our named executive officers during 2015 consisted of the following elements:

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  base salary;

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  incentive and discretionary cash compensation (bonuses);

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  long-term equity incentive compensation;

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  certain severance and change in control benefits;

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  a retirement savings (401(k) plan with a Company matching benefit);

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  health and welfare benefits; and

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  certain limited perquisites and other personal benefits.

        We view each component of our executive compensation program as related but distinct and, historically, not all components have been provided to all executive officers. At times, certain executive officers have also received cash compensation in the form of commissions, but none of our named executive officers for 2015 received commissions as a component of their compensation.

        We regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are being met. In determining the appropriate amount for each compensation component, the compensation committee considers its understanding of the competitive market based on the collective experience of its members and the market peer group analysis provided by its independent compensation consultant; the Company's recruiting and retention goals; the Company's preference for internal equality and consistency among similarly situated executives; the length of service of the executive officers; the Company's overall performance, including our progress in executing on our ongoing business transformation and other considerations the compensation committee considers relevant. Except as described below, we have not adopted any formal or informal policy or guidelines for allocating compensation among currently-paid and long-term compensation, cash and non-cash compensation, or different forms of non-cash compensation. Furthermore, we do not engage in any formal benchmarking of compensation. However, the compensation committee historically has attempted to target aggregate compensation for the Company's executive officers in a range between the 50th and 75th percentiles for each applicable executive position for the defined peer group previously identified by its independent compensation consultant.

        We offer cash compensation in the form of base salaries and bonuses, including incentive and discretionary bonuses under our Company-wide annual bonus program, which we believe appropriately rewards our executive officers for their individual contributions to our business and responsibility for their functional area. Another key component of our executive compensation program is equity awards covering shares of our common stock. We emphasize the use of equity awards with time-based vesting in order to incentivize our executive officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our stockholders over time. Although we previously granted equity awards primarily in the form of restricted stock units, in fiscal 2014 our compensation committee started to grant a combination of stock options and restricted stock units to our employees, including our executive officers, based on the recommendation of our Chief Executive Officer. Our Chief Executive Officer and compensation committee believe that stock options, which tend to be granted at higher ratios than restricted stock units, align the interest of our executive officers with that of our stockholders because they are able to grant the executive officers a higher number of stock options than restricted stock units, providing more value to the executives if the stock price appreciates. Our Chief Executive Officer and compensation committee also believe that restricted stock units, which continue to have underlying value throughout periods of significant stock price volatility, should be a significant component of our executive officer's total compensation. Through this compensation practice, which includes a mix of both stock options and restricted stock units, we have tied a greater percentage of each executive officer's total compensation to stock price performance, and therefore aligned with stockholder interests, while keeping total cash compensation at comparatively modest levels relative to our peer group. This compensation practice allows us to preserve capital while providing our executive officers the opportunity to be well-rewarded through the value of appreciated equity awards if we are able to execute against our business transformation plan and correspondingly perform well over time. We offer relatively competitive base salaries but believe, based on the collective experience of the members of our compensation committee, that stock-based compensation is a more significant motivator in attracting and retaining skilled executive officers and employees for internet-related companies.

        The following describes the primary components of our executive compensation program for each of our named executive officers during 2015, the rationale for that component, and how compensation amounts were determined. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element serves each of our compensation objectives to some extent.

Base Salary

        Generally, the initial base salaries of our named executive officers were established through arm's-length negotiation at the time the individual was hired or promoted, taking into account his or her qualifications, experience and prior salary level, and have been correspondingly increased as they have assumed increased levels of responsibility within our organization. Our compensation committee periodically reviews the base salaries of our executive officers, including the named executive officers, particularly following the end of a fiscal year or at the time of a promotion or other significant change in responsibilities, and any adjustments have been made based on factors such as the scope of an executive officer's responsibilities, individual contribution, prior experience, sustained performance and competitive market analysis of the previously defined peer group recommended by the compensation committee's independent compensation consultant. Decisions regarding base salary adjustments may also take into account the executive officer's current base salary, equity ownership and the amounts paid to the executive's peers or predecessors inside the Company.

        Mr. Moriarty, our Chief Executive Officer, was appointed in August 2014 following our acquisition of Saatchi Art, and his employment agreement entered into at that time established an initial annual base salary of $400,000 per year. Mr. Moriarty did not have any increase in his base salary during fiscal 2015.

        Ms. Glaser joined the Company as Chief Financial Officer in April 2015. In connection with her hiring, Ms. Glaser entered into an employment agreement with the Company that set her initial annual base salary at $350,000, which was established through an arm's length negotiation between Ms. Glaser and Mr. Moriarty in consultation with our compensation committee and with input from the executive search firm assisting the Company's board of directors in the search for a new chief financial officer.

        Mr. Pike joined the Company in November 2014 as its Chief Technology Officer, and his initial annual base salary was set at $300,000, which was established through an arm's length negotiation between Mr. Pike and Mr. Moriarty in consultation with our compensation committee. In May 2015, following the announced resignations of Ms. Campistron and Mr. Boecker, Mr. Pike was also named the Company's Chief Operating Officer and the compensation committee approved an increase in his annual base salary to $350,000.

        In late 2014 and in connection with Ms. Campistron's promotion to Executive Vice President, Media and Mr. Weinrot's promotion to Executive Vice President, Legal and General Counsel, the compensation committee approved base salary increases of approximately 9% and 12% for Ms. Campistron and Mr. Weinrot, respectively, to $325,000 and $285,000. As a result of these salary increases implemented in late 2014, neither Ms. Campistron nor Mr. Weinrot had further base salary increases during fiscal 2015. Ms. Campistron resigned from her position in May 2015 to pursue new opportunities. Following Ms. Campistron's resignation, she provided consulting services to us for three months at a monthly rate of $20,000 per month through August 2015.

        In March 2015, in connection with his appointment as interim Chief Accounting Officer, the compensation committee approved an increase in Mr. Kim's annual base salary from $255,000 to $275,000, representing an increase of approximately 8%. Mr. Kim left the Company in September 2015.

        The amount of base salary actually paid to each named executive officer during 2015 is set forth in the "Summary Compensation Table" below, and reflects base salaries that our compensation committee have determined to be within the market standard for cash compensation paid to similarly-situated executives at other peer companies based on their general knowledge of the competitive market and the market analyses provided by Compensia.

Incentive and Discretionary Cash Compensation

        We also use cash incentive awards and discretionary bonuses to motivate our executive officers to achieve short-term financial, operational and strategic objectives linked to our longer-term growth and other goals and to recognize an individual's contribution toward the achievement of such objectives. Each named executive officer is party to an employment agreement that provides for an annual discretionary target bonus, however the determination of whether and how much of an annual cash bonus is paid is made at the discretion of the compensation committee, based in part on the Company's performance against our annual operating forecast and non-financial operating objectives, which are established at the outset of each fiscal year after discussion with the Company's senior management team, and the progress that the Company has made against its ongoing business transformation. The compensation committee also has the authority to award additional discretionary bonuses to employees, including our named executive officers, in addition to the discretionary annual incentive award opportunities available to them under their employment agreements, based on factors that it deems appropriate, including the individual's contributions to the Company's performance and strategic direction.

        In March 2015 and in connection with reviewing and approving our fiscal 2015 annual operating plan, the compensation committee authorized the accrual of a fixed Company-wide discretionary bonus pool (the "Discretionary Bonus Pool") targeted at $3,000,000 (exclusive of the Company's payroll and withholding tax burden) for the Company's employees, including its executive officers, to participate. The Discretionary Bonus Pool was intended to incentivize the Company's employees to focus on investments and decisions that the compensation committee believed could lead to the Company's long-term success, notwithstanding their impact on short-term financial and operating results. In the third quarter of 2015, following the disposition of our Pluck social media business in February 2015 and certain targeted reductions-in-force that took place during the second and third quarters of 2015, the compensation committee, in consultation with executive management, authorized a reduction in the accrual of the Discretionary Bonus Pool to $2,700,000 (exclusive of the Company's payroll and withholding tax burden). Principally, the Board and the compensation committee were focused on the Company's execution against its ongoing business transformation as it transitions into a diversified internet media and marketplaces company following the completion of the Rightside Spin-Off.

        The Discretionary Bonus Pool was used to fund and pay cash bonuses for all bonus-eligible employees of the Company for fiscal 2015, including the named executive officers, taking into account the attainment of individual performance goals and accomplishments, as well as the individual's overall contribution to the Company's operating performance and long-term strategic direction. Following the completion of fiscal 2015 and in connection with the Company's annual performance review process, the compensation committee maintained the Discretionary Bonus Pool at its revised target accrual amount of $2,700,000, and paid all discretionary annual cash bonuses to the Company's bonus-eligible employees, including the named executive officers, from the accrued Discretionary Bonus Pool.

        The compensation committee, upon the recommendation of our Chief Executive Officer, determined that our senior management, including our named executive officers, should each receive discretionary cash bonus awards in respect of their service to the Company in fiscal 2015, and in the case of Ms. Glaser such discretionary bonus was pro-rated for the portion of fiscal 2015 for which she was employed with the Company. The following table sets forth the target bonus and actual cash bonus awarded by the compensation committee for each named executive officer awarded a discretionary cash bonus for fiscal 2015. Mr. Kim left the Company in 2015 and received a pro-rated portion of his 2015 bonus as part of his severance payment pursuant to his employment agreement and separation and release agreement, as described in further detail below. Ms. Campistron left the Company in 2015 and did not receive a bonus with respect to fiscal 2015.

Named Executive Officer	2015 Target Bonus	2015 Actual Bonus Awarded
Sean Moriarty	$320,000	$225,000
Rachel Glaser	$151,315	$105,000
Brian Pike	$142,398	$110,000
Daniel Weinrot	$114,000	$80,000

        In determining the discretionary annual bonus payouts for each of the named executive officers, the compensation committee considered factors including, but not limited to, the Chief Executive Officer's annual performance review of the other named executive officers which evaluates, among other things, the respective executive's initiative, teamwork and management and communications skills. The compensation committee also considered the significant individual and collective efforts of our named executive officers and their contributions towards the Company's progress in executing against its ongoing business transformation, as well as the overall operating and financial performance in the face of a continued challenging operating environment following the completion of the Rightside Spin-Off and the divestiture of certain non-core media businesses.

Long-Term Equity Incentives

        The goals of our long-term equity incentive awards are to incentivize and reward our executive officers, including our named executive officers, for long-term corporate performance based on the underlying value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. We currently maintain the Amended and Restated 2006 Equity Incentive Plan, or the 2006 Plan, and the Amended and Restated 2010 Incentive Award Plan, or the 2010 Plan, pursuant to which we have granted and, with respect to the 2010 Plan, expect to continue to grant, various equity awards. As of the adoption of the 2010 Plan, no further grants have been or will be made under the 2006 Plan.

        To reward our executive officers in a manner that best aligns their interests with the interests of our stockholders, we used stock options and restricted stock units as key equity incentive vehicles in 2015. We believe these awards provide meaningful incentives to our executive officers to achieve increases in the value of our stock over time, and are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of these incentive awards to our future performance. Restricted stock units also provide retention through market volatility because they continue to have value in a fluctuating market, while stock options closely link the interests of executive officers with those of stockholders, as they provide value only if our stock price increases. We also believe that our long-term equity compensation encourages the retention of our named executive officers because the vesting of equity awards is generally based on continued employment.

        All of our employees, including our named executive officers, receive initial equity awards at the time they are hired. In addition, employees receive additional equity awards in connection with a promotion, including promotions that result in an employee becoming an executive officer. The size and form of the equity awards granted to our named executive officers when they were hired and/or promoted were established through arm's-length negotiation at the time the individual was hired or promoted. In making these awards, we considered, among other factors, the prospective role and responsibility of the individual, competitive factors (including comparative data and analysis provided by Compensia), the amount of vested and unvested equity-based compensation held by the executive officer at his or her former employer or at the Company, as applicable, the compensation committee's collective experience with compensation paid in respect of similar roles and in companies in similar stages of growth and industries as us at such time, the cash compensation to be paid to the executive officer, including the annual target bonus opportunity, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

        We also generally make annual "refresher" merit equity grants to our employees, including our named executive officers, as part of our annual performance review process. The number of shares of common stock and type of equity awards subject to "refresher" grants varies from individual to individual, but generally depends on length of service; individual performance history; job scope, function, and title; the value and size of that employee's outstanding vested and unvested equity awards; and comparable awards granted to other individuals at similar levels. The size of the award pool made available for "refresher" grants and subsequently granted to our employees, including our named executive officers, is determined by the compensation committee, taking into consideration the non-binding recommendation of our senior management team, the experience of its members to assess the competitiveness of the market and certain utilization analyses of our equity awards relative to our peer group prepared by Compensia. Historically, the compensation committee has considered and approved these "refresher" grants in the first quarter of each fiscal year with respect to the prior year's performance as part of our annual employee performance review process. "Refresher" awards in the form of restricted stock units and/or stock options were granted to employees, including certain named executive officer as described below, in February 2015.

  2015 Equity Awards

        Ms. Glaser was appointed as our Chief Financial Officer effective April 2015. Pursuant to the terms of her employment agreement, Ms. Glaser was granted a stock option covering 200,000 shares with a per share exercise price of $6.50 (equal to the closing price per share on the grant date). The stock option vested with respect to 33% of the shares subject to the stock option on April 13, 2016 (the one year anniversary of Ms. Glaser's commencement of employment) and will continue to vest with respect to an additional 1/36th of the shares subject to the stock option on each monthly anniversary of April 13, 2016 thereafter, subject to Ms. Glaser's continued employment through the applicable vesting date. Pursuant to the terms of her employment agreement, Ms. Glaser was also granted 75,000 restricted stock units ("RSUs"), which vest over three years with 33% of the RSU award vesting on

May 15, 2016 and an additional 1/12th of the RSU award vesting on August 15, 2016 and on each three-month anniversary thereafter, subject to Ms. Glaser's continued employment through the applicable vesting date. Although Ms. Glaser's employment agreement originally contemplated that such stock option and RSU awards were to vest over four years, the compensation committee determined to grant Ms. Glaser's equity awards with a three year vesting schedule at the time of their grant in May 2015 following the commencement of Ms. Glaser's employment with the Company. Ms. Glaser's RSU and stock option grants were structured in a manner designed to induce her to join the Company as its Chief Financial Officer, and the amount of each grant was determined based on an arm's-length negotiation between Ms. Glaser and our compensation committee, after factoring in the recommendation of our Chief Executive Officer.

        In connection with his promotion to Chief Operating Officer in May 2015 following the resignation of Ms. Campistron and Mr. Boecker, Mr. Pike, who was already our Chief Technology Officer, was granted an additional 25,000 RSUs and a stock option covering 75,000 shares. In deciding to approve these awards, the compensation committee considered his increased responsibility in overseeing the Company's media businesses in addition to his current responsibility overseeing the Company's information technology and business intelligence functions and the recommendation of our Chief Executive Officer. The stock option has a per share exercise price of $5.29 (equal to the closing price per share on the grant date) and vests over four years with one-quarter (1/4) of the shares subject to the stock option vesting on May 21, 2016 and an additional 1/48th of the shares subject to the stock option vesting on each monthly anniversary of May 21, 2016 thereafter, subject to Mr. Pike's continued employment through the applicable vesting date. The RSU award vests in four equal annual installments commencing on May 15, 2016 and on each annual anniversary thereafter, subject to Mr. Pike's continued employment through the applicable vesting date.

        In connection with his appointment as interim Chief Accounting Officer in March 2015, Mr. Kim was granted 10,000 RSUs and a stock option covering 25,000 shares. In deciding to approve these awards, the compensation committee considered his increased responsibility, including primary responsibility for the financial statements and the audit report for fiscal 2014 to be included the Company's annual report on Form 10-K, and the recommendation of our Chief Executive Officer. The stock option has a per share exercise price of $5.10 (equal to the closing price per share on the grant date) and was scheduled to over three years with one-third (1/3) of the shares subject to the stock option scheduled to vest on March 1, 2016 and an additional 1/36th of the shares subject to the stock option scheduled to vest on each monthly anniversary of March 1, 2016 thereafter, subject to Mr. Kim's continued employment through the applicable vesting date. The RSU award was scheduled to vest in three substantially equal installments over three years commencing on March 1, 2016 and each annual anniversary thereafter, subject to Mr. Kim's continued employment through the applicable vesting date. In connection with his separation of service with the Company in September 2015, 25% of the shares subject to this option and 25% of these RSUs vested on the date of termination pursuant to the terms of his employment agreement.

        In March 2015, each of Ms. Campistron and Mr. Weinrot was granted an annual "refresher" award of 10,000 RSUs in connection with the Company's annual employee performance review process. Each of these RSU awards was scheduled to vest in three substantially equal annual installments commencing on March 1, 2016, subject to the named executive officer's continued employment through the applicable vesting date. These "refresher" awards were in addition to the stock options covering 30,000 shares that Ms. Campistron and Mr. Weinrot each were granted in December 2014 that were intended to cover a portion of the annual review "refresher" awards that otherwise were granted in 2015.

        In March 2015, Ms. Campistron, Mr. Weinrot and Mr. Kim also were granted 2,976 RSUs, 2,976 RSUs and 1,786 RSUs, respectively, which RSUs represented approximately 50% of each named executive officer's annual bonus for fiscal 2014. These RSUs were granted in connection with the

Company's annual performance review process for fiscal 2014 due to the fact that the compensation committee elected to pay approximately 50% of the Company-wide bonuses payable in respect of fiscal 2014 in restricted stock unit awards with a one-year cliff vest on February 1, 2015. These RSUs were scheduled to vest in full in February 2016, subject to the named executive officer's continued employment through the applicable vesting date. In connection with his separation of service from the Company, in September 2015, all of these RSUs held by Mr. Kim vested on the date of termination.

        Ms. Campistron voluntarily resigned in May 2015 and, as a result, all of her then unvested options and RSUs were forfeited upon her resignation.

        Pursuant to the terms of the named executive officers' employment agreements with the Company, these awards are subject to accelerated vesting under certain circumstances, as described below under "Executive Compensation—Potential Payments Upon Termination or Change in Control."

Retirement Savings and Other Benefits

        We maintain a 401(k) retirement savings plan for our employees based in the U.S., including the named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts and/or post-tax amounts, up to a statutorily prescribed limit, to the 401(k) plan. The Company matches 50% of contributions made by all participants (including our named executive officers) in the 401(k) plan, up to a contribution level of 6% of the respective participant's annual gross salary for the then-current calendar year (the "Company 401(k) Match"). The Company 401(k) Match vests in full following the completion of the participant's first year of employment, and each matching contribution under the Company 401(k) Match following the first year of employment is vested at the time of contribution. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees.

Employee Benefits and Perquisites

        Additional benefits received by our employees, including the named executive officers, consist of medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees. Prior to fiscal 2015, participating executives, including our named executive officers, were eligible for certain supplemental medical, vision and dental coverage not generally available to all full-time U.S. employees under our executive medical reimbursement program (the "EMRP"), which reimbursed eligible executive employees for all out-of-pocket medical related expenses incurred, including co-pays, office visits and other procedures, not covered by the Company's primary medical, dental and vision benefits. In connection with the termination of the Company's supplemental EMRP program at the beginning of fiscal 2015 following the implementation of the Affordable Care Act, named executive officers who were executive officers at the beginning of fiscal 2015 (Messrs. Moriarty, Pike, Weinrot and Kim and Ms. Campistron) received a one-time reimbursement stipend of $10,000 ($5,000 for Mr. Kim) in fiscal 2015 to replace the benefits previously provided to named executive officers under such supplemental EMRP program. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.

        From time to time, our executive officers receive other limited perquisites in connection with their employment. Mr. Weinrot received $28,500 in fiscal 2015 in connection with the cash-out of his accrued paid-time-off balance after he became eligible for an unlimited vacation benefit following his promotion in October 2014. Mr. Kim received $5,264 as a COBRA subsidy in connection with his separation of service from the Company in September 2015, in addition to severance payments he received that are described below. Following her resignation, Ms. Campistron received payments totaling $60,000 for providing consulting services for three months, and payments totaling $15,000 in exchange for her execution and non-revocation of two general release of claims against the Company.

        We do not believe that perquisites or other personal benefits are a material component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation and/or retention purposes. Future practices with respect to perquisites or other personal benefits for our named executive officers will be approved and subject to periodic review by the compensation committee.

Severance and Change in Control Benefits

        As more fully described below under "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" and "Executive Compensation—Potential Payments Upon Termination or Change in Control," each named executive officer's employment agreement provides for certain payments and/or benefits upon a qualifying termination of service and/or in connection with a change in control. We believe that severance and change in control protections are important components of our named executive officers' compensation packages because these protections provide security and stability that help enable our executive officers to focus on their duties and responsibilities to the Company and to act with the best interests of the Company and its stockholders in mind at all times, even under circumstances where the interests of the Company and its stockholders may be adverse to the officer's job security. We further believe that the risks to job security associated with executive officer roles are heightened for public company officers due to market factors, takeover potential and other typical pressures on publicly traded companies. Accordingly, the compensation committee has determined that severance and change in control protections are appropriate in the public company context under our named executive officers' agreements with the Company. In determining the amounts of, and triggers applicable to, the various benefits and protections described below, the compensation committee considered input provided by Compensia as to the appropriate levels and triggers, but based its ultimate determinations as to appropriate terms and conditions on the collective experience of its members.

        As described in greater detail below under "Executive Compensation—Potential Payments Upon Termination or Change in Control," severance triggers provided in our named executive officers' agreements with the Company as of December 31, 2015 included: (i) termination "without cause"; (ii) termination due to death or disability (except for Mr. Moriarty); (iii) for Mr. Moriarty, termination for "good reason" (in all contexts); and (iv) for Ms. Glaser, Mr. Pike and Mr. Weinrot, termination for "good reason" in the context of a change in control. Mr. Moriarty's amended and restated employment agreement entered into in January 2016 includes a severance trigger for termination due to death or disability. We believe that terminations "without cause" or due to death or disability constitute the types of non-culpable and unanticipated events which, absent suitable protections, often give rise to anxiety and distraction and are therefore appropriate severance triggers. In addition, we believe that our chief executive officer is particularly susceptible to the types of demotion and other constructive terminations against which "good reason" severance triggers are generally intended to protect and, accordingly, we believe that "good reason" severance triggers are appropriate for Mr. Moriarty. We also believe that, following a change in control, all officers are subject to a heightened risk of demotion or other constructive termination and, therefore, we included "good reason" severance triggers for Ms. Glaser and Messrs. Pike and Weinrot in the change in control context. In addition to his severance triggers, Mr. Moriarty's employment agreement provides for the acceleration of certain outstanding equity awards if he remains employed by the Company through the consummation of a change in control, as defined in his employment agreement.

        Ms. Campistron resigned as our Executive Vice President, Media, effective as of June 5, 2015. Under her employment agreement, Ms. Campistron was not entitled to any severance or termination payments as a result of her voluntary resignation, although she received certain payments pursuant to other arrangements with the Company as described below under "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table." Mr. Kim incurred a separation of service from the Company on September 25, 2015, and was entitled to certain severance payments, as described below under "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" and "Executive Compensation—Potential Payments Upon Termination or Change in Control." The compensation committee had determined that Mr. Kim should receive additional protections when he was appointed as interim Chief Accounting Officer shortly before Ms. Glaser joined the Company as Chief Financial Officer because additional management changes often occur after a leadership change and the compensation committee wanted to ensure that Mr. Kim felt adequately protected against any such potential changes.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code, or Section 162(m), disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the group of individuals generally comprised of its named executive officers, other than its Chief Financial Officer, unless compensation is performance-based. Where reasonably practicable and to the extent that the Section 162(m) deduction disallowance becomes applicable to our Company, our compensation committee may seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations. As such, in approving the amount and form of compensation for our named executive officers in the future, our compensation committee will consider all elements of the cost to our Company of providing such compensation, including the potential impact of Section 162(m). However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Internal Revenue Code

        Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting of stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on the executive's prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Internal Revenue Code. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Internal Revenue Code and the imposition of excise taxes under Section 4999 of the Internal Revenue Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A of the Internal Revenue Code

        Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of approved assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

        The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, and such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
Fredric W. Harman—Chairperson
James R. Quandt
Brian M. Regan

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2015, 2014 and 2013. None of our current named executive officers were named executive officers of the Company for fiscal 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Sean Moriarty,	2015	400,000	225,000	—	—	20,527	645,527
Chief Executive Officer	2014	156,848	—	247,453	6,068,808	18,086	6,491,195
Rachel Glaser,	2015	251,955	105,000	487,500	655,800	7,090	1,507,345
Chief Financial Officer(4)
Peter Kim,	2015	199,701	—	60,109	64,435	252,063	576,308
former interim Chief
Accounting Officer(5)
Brian Pike,	2015	330,673	110,000	132,250	206,670	21,185	800,778
Chief Operating Officer and
Chief Technology Officer(6)
Daniel Weinrot,	2015	285,000	80,000	66,178	—	47,115	478,293
Executive Vice President,	2014	256,250	37,500	245,476	325,800	12,408	877,434
Legal and General Counsel(7)
Julie Campistron,	2015	141,666	—	66,178	—	90,438	298,282
former Executive Vice President,	2014	297,604	12,500	496,139	621,618	11,003	1,438,864
Media(8)

(1)
Amounts for 2015 include the discretionary annual bonuses paid to each named executive officer with respect to 2015 performance ($225,000 for Mr. Moriarty, $105,000 for Ms. Glaser, $110,000 for Mr. Pike and $80,000 for Mr. Weinrot).

(2)
Amounts reflect the aggregate grant-date fair value of restricted stock units or stock options granted in each year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all such awards made to executive officers in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 1, 2016. There can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(3)
Details regarding the amounts included in "All Other Compensation" for fiscal 2015 are set forth in the following table.

Name	Year	Insurance Premiums ($)	401(k) Plan Matching ($)	EMRP Replacement Stipend ($)	Accrued PTO Payout ($)	Separation Payments ($)	Consulting Payments ($)	COBRA Subsidy ($)
Mr. Moriarty	2015	1,027	9,500	10,000	—	—	—	—
Ms. Glaser	2015	527	6,563	—	—	—	—	—
Mr. Kim	2015	770	6,978	5,000	—	234,051	—	5,264
Mr. Pike	2015	1,027	10,158	10,000	—	—	—	—
Mr. Weinrot	2015	1,027	7,588	10,000	28,500	—	—	—
Ms. Campistron	2015	513	4,925	10,000	—	15,000	60,000	—
(4)
Ms. Glaser joined the Company on April 13, 2015, and her salary for fiscal 2015 represents a prorated share of her base salary of $350,000 for the period since her start date.

(5)
Mr. Kim was not a named executive officer of the Company in fiscal 2014 or 2013. Mr. Kim ceased serving as our principal financial officer when Ms. Glaser's employment commenced on April 13, 2015 and his employment with the Company terminated as of the close of business on September 25, 2015.

(6)
Mr. Pike was not a named executive officer of the Company in fiscal 2014.

(7)
Mr. Weinrot was not a named executive officer of the Company in fiscal 2013.

(8)
Ms. Campistron was not a named executive officer of the Company in fiscal 2013. Ms. Campistron resigned effective as of the close of business on June 6, 2015, but continued to provide consulting services to the Company through August 31, 2015.

Grants of Plan-Based Awards in 2015

        The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2015. No grants of plan-based awards were made to Mr. Moriarty in fiscal 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards: ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Rachel Glaser	May 4, 2015	75,000	—	—	487,500
	May 4, 2015	—	200,000	6.50	655,800
Peter Kim	March 4, 2015	11,786	—	—	60,109
	March 4, 2015	—	25,000	5.10	64,435
Brian Pike	May 21, 2015	25,000	—	—	132,250
	May 21, 2015	—	75,000	5.29	206,670
Daniel Weinrot	March 4, 2015	12,976	—	—	66,178
Julie Campistron	March 4, 2015	12,976	—	—	66,178

(1)
Each award included in this column represents an award of restricted stock units. The vesting schedule applicable to each of these RSU awards is set forth below under "—Outstanding Equity Awards at 2015 Fiscal Year-End" and, to the extent the awards are subject to accelerated vesting under certain circumstances, those circumstances are described below under "—Potential Payments Upon Termination or Change in Control." Additional details regarding these RSU awards is set forth above under "Compensation Discussion and Analysis—Principal Components of Executive Compensation Program—Long-Term Equity Incentives."

(2)
Each award included in this column represents an award of non-qualified stock options. The vesting schedule applicable to each of these option awards is set forth below under "—Outstanding Equity Awards at 2015 Fiscal Year-End" and, to the extent the awards are subject to accelerated vesting under certain circumstances, those circumstances are described below under "—Potential Payments Upon Termination or Change in Control." Additional details regarding these option awards is set forth above under "Compensation Discussion and Analysis—Principal Components of Executive Compensation Program—Long-Term Equity Incentives."

(3)
Amounts reflect the full grant date fair value of stock options or restricted stock units granted during 2015 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the fair value of all stock options and restricted stock units awarded to executive officers in Note 11 to the Company's audited consolidated financial statements included in the Company's

  Annual Report on Form 10-K filed with the SEC on March 1, 2016. There can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Below are summaries of the key terms of the employment agreements applicable to our named executive officers (referred to herein as the "employment agreements"). The employment agreements also provide for certain severance and change-in-control payments and benefits, as described below under "Potential Payments Upon Termination or Change in Control."

        Sean Moriarty.    On August 8, 2014, we entered into an employment agreement with Sean Moriarty (the "2014 Moriarty Agreement"), which was effective as of August 12, 2014 and was originally scheduled to expire on August 12, 2017. On January 5, 2016, we entered into an Amended and Restated Employment Agreement with Mr. Moriarty (the "2016 Moriarty Agreement" and, together with the 2014 Moriarty Agreement, the "Moriarty Employment Agreements") that became effective as of January 5, 2016 and expires on January 5, 2019, unless earlier terminated. The term of the 2016 Moriarty Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Moriarty gives written notice of termination at least 90 days prior to the end of the applicable term.

        Pursuant to the terms of both Moriarty Employment Agreements, Mr. Moriarty receives an annual base salary of $400,000, subject to increase at the discretion of the compensation committee. The Moriarty Employment Agreements also provide Mr. Moriarty with the opportunity to earn an annual discretionary cash performance bonus targeted at 80% of his base salary in effect for any calendar year, based on the achievement of individual and Company-based performance criteria established by the Company's board of directors or compensation committee, after consultation with Mr. Moriarty. Under the Moriarty Employment Agreements, Mr. Moriarty is also eligible to earn an additional discretionary cash bonus if the performance metric(s) applicable to his annual bonus opportunity is or are attained at the "target" level and the full target bonus becomes payable to him. Mr. Moriarty is also entitled to participate in customary health, welfare and fringe benefit plans.

        In connection with entering into the 2014 Moriarty Agreement, Mr. Moriarty was granted stock options covering (i) 694,863 shares with a $9.77 per share exercise price (equal to the closing price per share on the grant date), (ii) 184,130 shares with a $14.66 per share exercise price (equal to 150% of the closing price per share on the grant date) and (iii) 184,130 shares with a $19.54 per share exercise price (equal to 200% of the closing price per share on the grant date). Each stock option granted to Mr. Moriarty in connection with entering into the 2014 Moriarty Agreement vested with respect to 25% of the shares subject to the stock option on August 12, 2015, and an additional 1/48th of the shares subject to the stock option vest on each monthly anniversary of August 12, 2015, subject to Mr. Moriarty's continued employment through the applicable vesting date.

        In connection with entering into the 2016 Moriarty Agreement, Mr. Moriarty was granted restricted stock units covering 500,000 shares of common stock (the "2016 RSU Award"), which will vest (i) with respect to 30% of the shares (or 150,000 shares) on January 5, 2017, (ii) with respect to 40% of the shares (or 200,000 shares) monthly in twelve substantially equal installments commencing on February 5, 2017 through January 5, 2018 and (iii) with respect to 30% of the shares (or 150,000 shares) monthly in twelve substantially equal installments commencing on February 5, 2018 through January 5, 2019, subject to Mr. Moriarty's continued employment through the applicable vesting date. In addition, during the employment period set forth in the 2016 Moriarty Agreement and at the Company's discretion, Mr. Moriarty will be eligible to receive periodic equity-based incentive awards from the Company. Mr. Moriarty was also entitled to reimbursement of up to $7,500 in legal fees and expenses incurred in connection with the negotiation of the 2016 Moriarty Agreement, which he received in 2016.

        Rachel Glaser.    On March 4, 2015, we entered into an Employment Agreement with Rachel Glaser (the "Glaser Agreement"). The Glaser Agreement became effective as of April 13, 2015 and expires on April 13, 2019, unless earlier terminated. The Glaser Agreement provides for an annual base salary of $350,000, subject to increase at the discretion of the compensation committee. The Glaser Agreement also provides Ms. Glaser with the opportunity to earn an annual discretionary cash performance bonus targeted at 60% of her base salary in effect for any calendar year, based on: (i) for fiscal 2015, the achievement of individual performance objectives, as determined by the Company's board of directors or compensation committee, and (ii) for all other fiscal years during her employment period, the attainment of Company-based operating and financial metrics established by the Company's board of directors or compensation committee. Ms. Glaser is also entitled to participate in customary health, welfare and fringe benefit plans.

        In connection with the commencement of her employment, Ms. Glaser was granted (i) a stock option covering 200,000 shares of common stock with a per share exercise price equal to $6.50, and (ii) 75,000 restricted stock units. On April 13, 2016, approximately one-third (1/3) of the shares subject to the stock option vested and an additional 1/36th of the shares subject to the stock option vest on each monthly anniversary of April 13, 2016 thereafter, subject to Ms. Glaser's continued employment through the applicable vesting date. The restricted stock units vest over three years with one-third (1/3) of the RSUs vesting on May 15, 2016 and an additional one-twelfth (1/12) of the RSUs vesting on each quarterly anniversary of May 15, 2016 thereafter, subject to Ms. Glaser's continued employment through the applicable vesting date. In addition, during the employment period set forth in the Glaser Agreement and at the Company's discretion, Ms. Glaser will be eligible to receive periodic equity-based incentive awards from the Company. Although Ms. Glaser's employment agreement originally provided that the stock option and restricted stock units were to vest over four years, the compensation committee determined to grant these awards with a three year vesting schedule at the time of grant in May 2015 following the commencement of Ms. Glaser's employment in April 2015.

        Peter Kim.    On March 4, 2015, we entered into an amended and restated employment agreement with Peter Kim (the "Kim Agreement"). The Kim Agreement became effective as of March 5, 2015 and was scheduled to expire on March 5, 2018. Mr. Kim's employment with the Company terminated effective as of the close of business on September 25, 2015. The Kim Agreement provided for an annual base salary of $275,000 and provided Mr. Kim with an opportunity to earn an annual discretionary cash performance bonus targeted at 30% of his base salary in effect for any calendar year, based on the attainment of Company performance metrics applicable to senior employees and/or individual performance objectives, in each case as established and approved by the Company's board of directors or compensation committee. Mr. Kim was also entitled to participate in customary health, welfare and fringe benefit plans.

        In connection with entering into the Kim Agreement, Mr. Kim was granted a stock option covering 25,000 shares of our common stock with a per share exercise price equal to $5.10. The stock option was scheduled to vest over three years with one-third (1/3) of the shares subject to the stock option scheduled to vest on March 1, 2016 and an additional 1/36th of the shares subject to the stock option scheduled to vest on each monthly anniversary of March 1, 2016 thereafter, subject to Mr. Kim's continued employment through the applicable vesting date. Mr. Kim was also granted 10,000 restricted stock units in connection with entering into the Kim Agreement, which were scheduled to vest in three substantially equal annual installments commencing on March 1, 2016, subject to Mr. Kim's continued employment through the applicable vesting date.

        Pursuant to the terms of his separation and release agreement, Mr. Kim received the following benefits in connection with his separation of service from the Company in September 2015: (i) nine months' of his base salary in effect on the termination date, which was equal to $206,250; (ii) a pro-rated amount of his target bonus for fiscal 2015 (pro-rated from March 5, 2015 to September 25, 2015) paid out at approximately 60% of target, which was equal to $27,801 and (iii) acceleration of the following equity awards that remained unvested as of September 25, 2015: (a) 4,667 restricted stock units; (b) 6,250 stock options with a per share exercise price of $5.10; and (c) 8,333 stock options with a per share exercise price of $5.95.

        Brian Pike.    On October 14, 2014, in connection with his appointment to serve as our Chief Technology Officer, we entered into an employment agreement with Brian Pike (the "Pike Agreement"). The Pike Agreement provided for an annual base salary of $300,000. On May 21, 2015, in connection with his appointment to serve as our Chief Operating Officer in addition to our Chief Technology Officer, we entered into an Amended and Restated Employment Agreement with Mr. Pike (the "Amended Pike Agreement"). The Amended Pike Agreement became effective as of May 21, 2015 and expires on May 21, 2019, unless earlier terminated. The Amended Pike Agreement provides for an annual base salary of $350,000. The Amended Pike Agreement also provides Mr. Pike with an opportunity to earn an annual discretionary cash performance bonus targeted at 50% of his base salary actually paid for any calendar year, based on the attainment of Company performance metrics applicable to senior employees and/or individual performance objectives, in each case as established and approved by the Company's board of directors or the compensation committee. Mr. Pike is also entitled to participate in customary health, welfare and fringe benefit plans.

        In connection with entering into the Amended Pike Agreement, Mr. Pike was granted (i) a stock option covering 75,000 shares of our common stock with a per share exercise price equal to $5.29, and (ii) 25,000 restricted stock units. The stock option will vest over four years with one-quarter (1/4) of the shares subject to the stock option vesting on May 21, 2016 and an additional 1/48th of the shares subject to the stock option vesting on each monthly anniversary of May 21, 2016 thereafter, subject to Mr. Pike's continued employment through the applicable vesting date. The restricted stock units will vest over four years in four equal annual installments commencing on May 15, 2016, subject to Mr. Pike's continued employment through the applicable vesting date. During the employment period set forth in the Amended Pike Agreement, Mr. Pike is eligible to receive periodic equity-based incentive awards from the Company.

        Daniel Weinrot.    In connection with his promotion to Executive Vice President, Legal and General Counsel, Mr. Weinrot entered into a second amended and restated employment agreement dated December 1, 2014, which was effective as of October 16, 2014 and has a term of four years from the effective date (the "Weinrot Agreement"). Pursuant to the Weinrot Agreement, Mr. Weinrot is entitled to receive an annual base salary of $285,000, which is subject to increase at the discretion of the compensation committee. In addition, Mr. Weinrot is eligible to receive an annual discretionary cash performance bonus targeted at 40% of his base salary paid for such calendar year based on the achievement of individual and/or Company-based performance criteria established by the Company's board of directors or compensation committee. In connection with entering into the Weinrot Agreement, Mr. Weinrot was granted a stock option covering 60,000 shares of our common stock and a restricted stock unit award covering 10,000 shares of our common stock. These equity awards vest as follows: (i) the shares subject to the restricted stock unit award vest in 16 substantially equal quarterly installments beginning on February 15, 2015, and (ii) the shares subject to the stock option vest and become exercisable in 48 substantially equal monthly installments beginning on November 29, 2014, in each case subject to Mr. Weinrot's continued employment with the Company. Mr. Weinrot is also eligible to participate in customary health, welfare and fringe benefit plans. In addition, during the employment period set forth in the Weinrot Agreement, Mr. Weinrot is eligible to receive periodic equity-based incentive awards from the Company.

        Julie Campistron.    Ms. Campistron entered into a second amended and restated employment agreement with us, which was effective from April 1, 2013 and was scheduled to expire on April 1, 2016. In connection with Ms. Campistron's promotion to Executive Vice President, Media, her employment agreement was amended effective as of October 1, 2014 (the second amended and restated employment agreement, as amended, the "Campistron Agreement"). Pursuant to the Campistron Agreement, Ms. Campistron was entitled to receive an annual base salary of $325,000, which was subject to increase at the discretion of the compensation committee. In addition, Ms. Campistron was eligible to receive an annual discretionary cash performance bonus targeted at 50% of her base salary paid for such calendar year based on the achievement of individual and/or Company-based performance criteria established by the Company's board of directors or compensation committee. In connection with entering into the Campistron Agreement, Ms. Campistron was granted a stock option covering 100,000 shares of our common stock and a restricted stock unit award covering 40,000 shares of our common stock. These equity awards were scheduled to vest as follows: (i) the shares subject to the restricted stock unit award were scheduled to vest in 16 substantially equal quarterly installments beginning on February 15, 2015, and (ii) the shares subject to the stock option were scheduled to vest and become exercisable in 48 substantially equal monthly installments beginning on October 26, 2014, in each case subject to Ms. Campistron's continued employment with the Company. Ms. Campistron was also eligible to participate in customary health, welfare and fringe benefit plans.

        Ms. Campistron resigned from her position as Executive Vice President, Media, effective as of the close of business on June 5, 2015. In connection with her resignation, Ms. Campistron entered into a Consulting Agreement with the Company dated as of May 21, 2015, for a term commencing on June 6, 2015 and ending on August 31, 2015, pursuant to which Ms. Campistron received a monthly consulting fee of $20,000 in exchange for her consulting services. In addition, Ms. Campistron received payments totaling $15,000 in exchange for her execution and non-revocation of two general release of claims against the Company.

Outstanding Equity Awards at 2015 Fiscal Year-End

Demand Media

        The following table summarizes, for each named executive officer, the number of shares of Demand Media common stock underlying outstanding equity incentive plan awards as of December 31, 2015. Share and per share amounts for equity awards made to Mr. Weinrot prior to the Rightside Spin-Off have been adjusted to reflect the Rightside Spin-Off and Reverse Stock Split, as applicable. Unless otherwise indicated in the footnotes, the equity incentive plan awards were granted under the 2010 Plan. As of December 31, 2015, neither Ms. Campistron nor Mr. Kim held any outstanding Demand Media equity awards.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(1)
Sean Moriarty	August 8, 2014(2)	231,620	463,243	9.77	August 8, 2024	—	—
	August 8, 2014(2)	61,376	122,754	14.66	August 8, 2024	—	—
	August 8, 2014(2)	61,376	122,754	19.54	August 8, 2024	—	—
Rachel Glaser	May 4, 2015(3)	—	200,000	6.50	May 4, 2025	—	—
	May 4, 2015(4)	—	—	—	—	75,000	412,500
Brian Pike	May 21, 2015(5)	—	75,000	5.29	May 21, 2025	—	—
	May 21, 2015(6)	—	—	—	—	25,000	137,500
	December 18, 2014(7)	9,999	20,001	5.95	December 18, 2024	—	—
	December 18, 2014(8)	27,083	72,917	5.95	December 18, 2024	—	—
	December 18, 2014(9)	—	—	—	—	37,500	206,250
Daniel Weinrot	March 4, 2015(10)	—	—	—	—	10,000	55,000
	March 4, 2015(11)	—	—	—	—	2,976	16,368
	December 18, 2014(7)	9,999	20,001	5.95	December 18, 2024	—	—
	October 29, 2014(12)	—	—	—	—	7,500	41,250
	October 29, 2014(13)	17,499	42,501	6.88	October 29, 2024	—	—
	February 5, 2014(14)	—	—	—	—	2,013	11,072
	April 5, 2013(15)	—	—	—	—	934	5,137
	October 30, 2012(16)	—	—	—	—	1,068	5,874
	July 15, 2010(17)	5,829	—	13.00	July 15, 2020	—	—

(1)
The market value of stock units that have not vested is calculated based on the closing trading price of Demand Media, Inc.'s common stock as reported on the New York Stock Exchange ("NYSE") on December 31, 2015 ($5.50), the last trading day of 2015.

(2)
25% of the shares subject to these stock options vested and became exercisable on August 12, 2015 and an additional 1/48th of the shares subject to these options vest and become exercisable on each monthly anniversary of August 12, 2015 thereafter, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(3)
Approximately one-third (1/3) of the shares subject to this stock option vested and became exercisable on April 13, 2016, and an additional 1/36th of the shares subject to this option will vest and become exercisable on each monthly anniversary of April 13, 2016 thereafter, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(4)
25,000 of the restricted stock units subject to this award vest on May 15, 2016 and the remaining 50,000 restricted stock units subject to this award will vest in eight (8) substantially equal quarterly installments commencing on August 15, 2016, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(5)
25% of the shares subject to this stock option will vest and become exercisable on May 21, 2016 and an additional 1/48th of the shares subject to this stock option will vest and become exercisable on each monthly anniversary of May 21, 2016 thereafter, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(6)
This restricted stock unit award vests in four equal annual installments of 6,250 RSUs commencing on May 15, 2016, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(7)
Approximately one-third (1/3) of the shares subject to these stock options vested and became exercisable on December 18, 2015, and an additional 1/36th of the shares subject to these options vest and become exercisable on each monthly anniversary of

  December 18, 2015 thereafter, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(8)
25% of the shares subject to this stock option vested and became exercisable on November 1, 2015, and an additional 1/48th of the shares subject to this stock option vest and become exercisable on each monthly anniversary of November 1, 2015 thereafter, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(9)
25% of the restricted stock units subject to this award vested on November 1, 2015 and the remaining restricted stock units subject to this award vest in 12 substantially equal quarterly installments commencing on February 1, 2016, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(10)
The restricted stock units subject to this award vest in three substantially equal annual installments commencing on March 1, 2016, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(11)
The restricted stock units subject to this award vested in full on February 15, 2016.

(12)
This restricted stock unit award vests in 16 substantially equal quarterly installments commencing on February 15, 2015, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(13)
The shares subject to this stock option vest and become exercisable in 48 substantially equal monthly installments commencing on November 29, 2014, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(14)
This restricted stock unit award vests in 16 substantially equal quarterly installments commencing on February 15, 2014, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(15)
This restricted stock unit award vests in 16 substantially equal quarterly installments commencing on August 15, 2013, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(16)
This restricted stock unit award vests in 16 substantially equal quarterly installments commencing on November 15, 2012, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(17)
25% of the shares subject to this stock option vested and became exercisable on June 28, 2011 and the remaining shares vested and became exercisable in 36 equal monthly installments commencing on July 28, 2011. These options were granted pursuant to our 2006 Plan.

Rightside Group

        In connection with the Rightside Spin-Off, certain outstanding equity awards were adjusted into two equity awards—a Demand Media award and a Rightside award. The following table summarizes the number of shares of Rightside common stock underlying such outstanding Rightside awards for Mr. Weinrot as of December 31, 2015. The vesting schedule for each Rightside award listed in the below table is the same as the corresponding Demand Media award in the above table (and is based on continued service with Demand Media). Messrs. Moriarty and Pike and Ms. Glaser are not included in the below table because they joined the Company after the Rightside Spin-Off. All of Ms. Campistron's and Mr. Kim's unvested Rightside restricted stock units were forfeited when their respective employment with Demand Media terminated and all of their unexercised Rightside stock options have expired.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(1)
Daniel Weinrot	February 5, 2014	—	—	—	—	2,013	16,708
	April 5, 2013	—	—	—	—	934	7,752
	October 30, 2012	—	—	—	—	1,068	8,864
	July 15, 2010	5,831	—	19.07	July 15, 2020	—	—

(1)
The market value of stock units that have not vested is calculated based on the closing trading price of Rightside Group, Ltd.'s common stock as reported on the NASDAQ Stock Market ("Nasdaq") on December 31, 2015 ($8.30), the last trading day of 2015.

2015 Option Exercises and Stock Vested

        The following table provides information regarding the vesting of Demand Media and Rightside restricted stock unit awards and the exercise of Demand Media and Rightside stock options for each named executive officer during the year ended December 31, 2015. Ms. Glaser did not have any Demand Media or Rightside stock awards vest, nor did she exercise any Demand Media or Rightside stock options, during the year ended December 31, 2015.

		Option Awards		Stock Awards
Name	Company	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sean Moriarty	Demand Media	—	—	26,694	129,199
Peter Kim	Demand Media	6,250	4,375	7,681	35,608
	Rightside	—	—	572	4,505
Brian Pike	Demand Media	—	—	12,500	54,375
Daniel Weinrot	Demand Media	—	—	9,999	49,246
	Rightside	—	—	3,813	30,088
Julie Campistron	Demand Media	—	—	10,103	52,527
	Rightside	—	—	1,737	14,448

(1)
Value realized on exercise is calculated as the product of (a) the number of shares of Demand Media common stock for which the stock options were exercised and (b) the difference between the closing price of Demand Media's common stock as reported on the NYSE on the exercise date and the exercise price per share of the applicable stock options.

(2)
Value realized on vesting is calculated as the product of (a) the number of shares of common stock underlying the restricted stock units that vested and (b) the closing price of Demand Media's or Rightside's, as the case may be, common stock as reported on the NYSE or the Nasdaq, as applicable, on the vesting date.

Potential Payments Upon Termination or Change in Control

        The following summarizes the payments and benefits that our named executive officers would be entitled to receive upon certain qualifying terminations of employment and/or a change in control or, in the case of Mr. Kim, the amounts he actually received upon his qualifying termination in September 2015. Ms. Campistron resigned in June 2015 and she did not receive any payments as a result of her resignation, although she did receive $15,000 in connection with executing two general release of claims against the Company, as described above under "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."

        As discussed above under "Compensation Discussion and Analysis," we believe that severance and change in control protections are important components of our named executive officers' compensation packages because these protections provide security and stability that help enable our named executive officers to focus on their duties and responsibilities to the Company and to act with the best interests of the Company and its stockholders in mind at all times, even under circumstances where the interests of the Company and its stockholders may be adverse to the executive's job security.

Sean Moriarty

Termination of Employment

        Pursuant to the 2016 Moriarty Agreement, if Mr. Moriarty's employment is terminated by the Company without "cause", by Mr. Moriarty for "good reason" or as a result of Mr. Moriarty's death or "disability" (each, as defined in the 2016 Moriarty Agreement), then, in addition to payments of accrued compensation and benefits through the date of termination, Mr. Moriarty would be entitled to receive the following benefits:

  •
  continuation payments totaling two times Mr. Moriarty's annual base salary then in effect, payable over the two-year period following the termination of employment (or, in connection with a change in control, as a lump-sum payment);

  •
  a lump-sum payment in an amount equal to a pro-rata portion of Mr. Moriarty's annual bonus earned in the year prior to the year in which the termination occurs (or, if Mr. Moriarty elects to forego a bonus in a given calendar year, a pro-rata portion of the annual bonus amount the Company's compensation committee determined he was eligible to receive in the prior calendar year);

  •
  a lump-sum payment in an amount equal to any earned but unpaid bonus for the fiscal year that ends on or before the date of termination, payable on the date on which annual bonuses are paid to the Company's senior executives generally for such year;

  •
  Company-paid healthcare continuation coverage for Mr. Moriarty and his dependents for up to eighteen months after the termination date; and

  •
  (i) upon a qualifying termination outside the change in control context, accelerated vesting of each then unvested equity award held by Mr. Moriarty on the termination date with respect to the number of shares underlying each such equity award that would have vested over the one-year period immediately following the termination date had the equity award continued to vest in accordance with its terms, provided that if Mr. Moriarty is terminated within one year of the effective date of the 2016 Moriarty Agreement, he is entitled to accelerated vesting with respect to 50% of the total 2016 RSU Award on the termination date; or (ii) upon a qualifying termination in connection with a change in control, full accelerated vesting of each then-outstanding and unvested equity award held by Mr. Moriarty on the later of the termination date and the date of such change in control.

        Prior to entering into the 2016 Moriarty Agreement in January 2016, Mr. Moriarty was not entitled to receive the severance payments, benefits or equity accelerations described above if his employment had been terminated as a result of his death or "disability".

        Mr. Moriarty's right to receive the severance payments, benefits and equity accelerations described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit to be received by Mr. Moriarty would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a "best pay cap" reduction if such reduction would result in a greater net after-tax benefit to Mr. Moriarty than receiving the full amount of such payments.

Change in Control

        If Mr. Moriarty remains employed by the Company through the consummation of a change in control (as defined in his employment agreement), (i) each then-unvested stock option granted to Mr. Moriarty in August 2014 in connection with Mr. Moriarty entering into the 2014 Moriarty Agreement (collectively, the "2014 Moriarty Stock Options") will vest and become exercisable immediately prior to the change of control with respect to 50% of the total number of shares underlying such 2014 Moriarty Stock Option (or such lesser number of shares subject to such 2014 Moriarty Stock Option that remains unvested immediately prior to such change of control); and (ii) any unvested portion of the 2016 RSU Award will vest in full immediately prior to the change of control. If a change of control had occurred on December 31, 2015, Mr. Moriarty would not have received any payments with respect to the unvested 2014 Moriarty Stock Options because all of such options that would have vested on an accelerated basis have an exercise price that is higher than our closing stock price on December 31, 2015.

Rachel Glaser

        If Ms. Glaser's employment is terminated by the Company without "cause," or by Ms. Glaser for "good reason" in connection with a "change in control," or as a result of Ms. Glaser's death or "disability" (each, as defined in the Glaser Agreement), then, in addition to accrued compensation and benefits through the date of termination, Ms. Glaser would be entitled to receive the following benefits:

  •
  a lump-sum payment in an amount equal to one year of Ms. Glaser's annual base salary then in effect, payable on the 30th day following the date of termination;

  •
  a lump-sum payment in an amount equal to any earned but unpaid bonus for the fiscal year that ends on or before the date of termination, payable within 30 days of the date of termination;

  •
  a lump-sum payment in an amount equal to a pro-rata portion of Ms. Glaser's annual bonus with respect to the fiscal year in which the date of termination occurs (calculated based on the prior year bonus actually paid or, if the date of termination occurred in 2015, based on Ms. Glaser's target bonus for such year), payable within 30 days of the date of termination;

  •
  Company-paid healthcare continuation coverage for Ms. Glaser and her dependents for up to one year after the date of termination; and

  •
  upon a qualifying termination in connection with a change in control of the Company, all outstanding equity awards held by Ms. Glaser shall accelerate on the later of the termination date and the date of such change in control.

        Ms. Glaser's right to receive the severance payments, benefits and equity accelerations described above is subject to her delivery and non-revocation of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit to be received by Ms. Glaser would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a "best pay cap" reduction if such reduction would result in a greater net after-tax benefit to Ms. Glaser than receiving the full amount of such payments.

Brian Pike; Daniel Weinrot

        If Mr. Pike's or Mr. Weinrot's employment is terminated by the Company without "cause," by the executive for "good reason" in connection with a "change in control," or as a result of the executive's death or "disability" (each, as defined in the applicable employment agreement), then, in addition to payments of accrued compensation and benefits through the date of termination, the executive would be entitled to receive the following:

  •
  a lump-sum payment in an amount equal to six months of his annual base salary in effect on the date of termination, payable on the 60th day following the date of termination;

  •
  a lump-sum payment in an amount equal to any earned but unpaid bonus for the fiscal year that ends on or before the date of termination, payable on the date on which annual bonuses are generally paid for such year;

  •
  Company-paid healthcare continuation coverage for the executive and his dependents for up to six months after the termination date; and

  •
  upon a qualifying termination in connection with a change in control, all outstanding equity awards held by the executive shall accelerate on the later of the termination date and the date of such change in control.

        The executive's right to receive the severance payments, benefits and equity accelerations described above is subject to the executive's delivery and non-revocation of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit to be received by the executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a "best pay cap" reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

Peter Kim

        Pursuant to the Kim Agreement, because Mr. Kim's employment was terminated within six months of the commencement of Ms. Glaser's employment as our permanent Chief Financial Officer, in addition to payments of accrued compensation and benefits through the date of termination, Mr. Kim was entitled to receive the following payments and benefits upon his separation of service from the Company:

  •
  a lump-sum payment in an amount equal to nine months of his annual base salary in effect on the date of termination, payable on the 60th day following the date of termination;

  •
  a lump-sum payment in an amount equal to 50% of Mr. Kim's target bonus, prorated from the effective date of the Kim Agreement through the date of termination, payable on the 60th day following the date of termination;

  •
  Company-paid healthcare continuation coverage for Mr. Kim and his dependents for up to nine months after the termination date; and

  •
  accelerated vesting of outstanding equity awards as follows: (i) with respect to the RSUs and stock option award granted when Mr. Kim entered into the Kim Agreement, 25% of the unvested portion of such equity awards vested and, if applicable, became exercisable on the date of termination; and (ii) with respect to all other outstanding equity awards, the number of shares underlying each such equity award that would have vested over the six-month period immediately following the date of termination had such equity award continued to vest in accordance with its terms vested and, if applicable, became exercisable on the date of termination.

        Mr. Kim's right to receive the severance payments, benefits and equity accelerations described above was subject to his delivery and non-revocation of an effective general release of claims in favor of the Company.

Summary of Potential Payments

        The following table summarizes the payments that would have been made to our named executive officers upon certain qualifying terminations of employment or service, as the case may be, including in connection with a change in control, assuming that each named executive officer's termination of employment, as the case may be, with the Company occurred on December 31, 2015 and, where relevant, that a change in control of the Company occurred on December 31, 2015. Amounts shown in the table below do not include (i) accrued but unpaid salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees.

Name	Benefit	Termination without Cause ($)	Termination for Good Reason ($)	Termination due to death or Disability ($)(1)	Qualifying Termination in Connection with a Change in Control ($)
Sean Moriarty	Severance(2)	1,056,370	1,056,370	—	1,056,370
	Value of Accelerated Restricted Stock Units(3)	—	—	—	—
	Value of Accelerated Stock Options(4)	—	—	—	—
	Value of Continued Health Care Coverage Premiums(5)	34,504	34,504	—	34,504
	Total	1,090,874	1,090,874	—	1,090,874
Rachel Glaser	Severance(6)	605,740	—	605,740	605,740
	Value of Accelerated Restricted Stock Units(3)	—	—	—	412,500
	Value of Accelerated Stock Options(4)	—	—	—	—
	Value of Continued Health Care Coverage Premiums(5)	23,002	—	23,002	23,002
	Total	628,742	—	628,742	1,041,242
Brian Pike	Severance(7)	285,000	—	285,000	285,000
	Value of Accelerated Restricted Stock Units(3)	—	—	—	343,750
	Value of Accelerated Stock Options(4)	—	—	—	15,750
	Value of Continued Health Care Coverage Premiums(5)	11,352	—	11,352	11,352
	Total	296,352	—	296,352	655,852
Daniel Weinrot	Severance(7)	222,500	—	222,500	222,500
	Value of Accelerated Restricted Stock Units(8)	—	—	—	168,025
	Value of Accelerated Stock Options(4)	—	—	—	—
	Value of Continued Health Care Coverage Premiums(5)	11,501	—	11,501	11,501
	Total	234,001	—	234,001	402,026
Peter Kim	Severance(9)	234,051	—	—	222,500
	Value of Accelerated Restricted Stock Units(10)	19,648	—	—	—
	Value of Accelerated Stock Options(11)	—	—	—	—
	Value of Continued Health Care Coverage Premiums(5)	5,264	—	—	—
	Total	258,963	—	—	—

(1)
Although Mr. Moriarty would not have been entitled to any separation payments in connection with a termination of employment due to his death or "disability" as of December 31, 2015, he is currently entitled to separation payments in the event of his death of "disability" pursuant to the terms of the 2016 Moriarty Agreement.

(2)
Represents cash severance provided under Mr. Moriarty's employment agreement consisting of continuation payments of base salary, earned but unpaid bonus for fiscal 2015 and an amount equal to the bonus earned (but declined) by Mr. Moriarty for fiscal 2014.

(3)
Represents the aggregate value of the executive's unvested Demand Media restricted stock units that would have vested on an accelerated basis, calculated by multiplying the number of accelerating Demand Media restricted stock units by the closing price of Demand Media's common stock on the NYSE on December 31, 2015 ($5.50). Mr. Moriarty did not have any unvested Demand Media restricted stock units as of December 31, 2015.

(4)
Represents the aggregate value of the executive's unvested Demand Media stock options to the extent that such stock options have an exercise price lower than our closing stock price on December 31, 2015 ($5.50). The only such stock options were the 75,000 stock options granted to Mr. Pike on May 21, 2015, with an exercise price of $5.29. The aggregate value is calculated by multiplying the number of accelerating Demand Media stock options by the difference between the closing price of Demand Media's common stock on the NYSE on December 31, 2015 and the exercise price per share of such stock options. The named executive officers would not have received any payments with respect to any other unvested stock options because the stock options that would have vested on an accelerated basis all have an exercise price that is higher than our closing stock price on December 31, 2015. Additionally, none of the Rightside stock options held by Mr. Weinrot as of December 31, 2015 had an exercise price lower than the closing price of Rightside's common stock on the Nasdaq on December 31, 2015. As such, none of the Rightside stock options held by Mr. Weinrot are included in the above table.

(5)
Represents the cost of Company-subsidized continued benefits for the payout period provided under each named executive officer's employment agreement, based on our then-applicable costs to provide such coverage.

(6)
Represents cash severance provided under Ms. Glaser's employment agreement consisting of continuation payments of base salary, earned but unpaid bonus for fiscal 2015 and a pro rata portion of Ms. Glaser's target bonus for fiscal 2015.

(7)
Represents cash severance provided under each named executive officer's employment agreement consisting of continuation payments of base salary and earned but unpaid bonuses for 2015.

(8)
Represents the aggregate value of Mr. Weinrot's unvested Demand Media restricted stock units and Rightside restricted stock units that would have vested on an accelerated basis, calculated by multiplying (a) the number of accelerating Demand Media restricted stock units by the closing price of Demand Media's common stock on the NYSE on December 31, 2015 ($5.50), and (b) the number of accelerating Rightside restricted stock units by the closing price of Rightside's common stock on the Nasdaq on December 31, 2015 ($8.30).

(9)
Represents a one-time cash severance paid to Mr. Kim in connection with his separation of service from the Company in September 2015 comprised of (i) $206,250, representing nine months base salary at a rate of $275,000, and (ii) a pro-rated target bonus for fiscal 2015 of $27,801. The pro-rated bonus amount was calculated based on a payout rate of 60% of Mr. Kim's target bonus of 30% of base salary (pro-rated from March 5, 2015 thru September 25, 2015) notwithstanding that the Kim Agreement contemplated a payout rate of 50% of his pro-rated target bonus, as the Company elected to pay Mr. Kim his pro-rated bonus at the approximate payout percentage to which it expected to pay similarly situated executives for fiscal 2015 as of the time of his termination.

(10)
Represents the aggregate value of Mr. Kim's unvested Demand Media restricted stock units that vested on an accelerated basis, calculated by multiplying the number of accelerating Demand Media restricted stock units by the closing price of Demand Media's common stock on the NYSE on September 25, 2015 ($4.21).

(11)
Represents the aggregate value of Mr. Kim's unvested Demand Media stock options that vested on an accelerated basis, to the extent that such stock options had an exercise price lower than our closing stock price on September 25, 2015 ($4.21). All of Mr. Kim's unvested stock options that vested on an accelerated basis had an exercise price that was higher than our closing stock price on September 25, 2015.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2015 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/share)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders(2)	4,175,979	$8.10	5,132,068	(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	4,175,979	$8.10	5,132,068

(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price. There are no warrants or other rights outstanding.

(2)
Consists of the 2006 Plan, the 2010 Plan, and the Demand Media, Inc. 2010 Employee Stock Purchase Plan (the "ESPP"). We are no longer permitted to grant awards under the 2006 Plan. The ESPP has been suspended as of November 2015.

(3)
Includes (i) 3,450,855 shares available for issuance under the 2010 Plan and (ii) 1,681,213 shares reserved for issuance under the ESPP. The aggregate number of securities available for issuance under awards granted pursuant to the 2010 Plan as of December 31, 2015 is equal to the sum of (i) 3,450,855 shares; plus (ii) any shares of our common stock subject to awards under the 2006 Plan that terminate, expire or lapse for any reason after December 31, 2015; plus (iii) an annual increase in shares on the first day of each calendar year through 2020. The annual increase will be equal to the lesser of (A) 1,200,000 shares, (B) 5% of our common stock outstanding on the last day of the prior calendar year or (C) such smaller number of shares as may be determined by the Board or the compensation committee of the Board. Shares available for issuance under the 2010 Plan can be granted pursuant to stock options, restricted stock, restricted stock unit and other incentive awards selected by the plan administrator and shares subject to forfeited or expired awards under the 2010 plan are available for future grant.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 21, 2016 for:

  •
  each person, or group of affiliated persons, who we know beneficially owns more than 5% of our outstanding shares of common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and executive officers as a group.

        Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 20,359,399 shares of common stock outstanding at April 21, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and/or restricted stock units held by that person or entity that are currently exercisable or exercisable within 60 days of April 21, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

Name of Beneficial Owner	Shares of Common Stock Owned	Rights to Acquire Common Stock(1)	Total Shares Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders
Entities affiliated with Oak Investment Partners(2)	4,487,062	—	4,487,062	22.0%
Entities affiliated with Spectrum Equity(3)	2,770,540	—	2,770,540	13.6%
Entities affiliated with Osmium Partners(4)	1,660,006	—	1,660,006	8.2%
Entities affiliated with Armistice Capital(5)	1,156,000	—	1,156,000	5.7%
Entities affiliated with Dimensional Fund Advisors LP(6)	1,056,420	—	1,056,420	5.2%
Directors and Executive Officers
Sean Moriarty(7)	93,694	487,259	580,953	2.9%
Rachel Glaser(8)	—	102,776	102,776	*
Peter Kim	—	—	—	—
Brian Pike(9)	14,256	82,708	96,964	*
Daniel Weinrot(10)	14,224	45,966	60,190	*
Julie Campistron(11)	4,936	—	4,936	*
Fredric W. Harman(12)	4,487,062	—	4,487,062	22.0%
John A. Hawkins(13)	799,999	—	799,999	3.9%
Victor E. Parker(14)	2,770,540	—	2,770,540	13.6%
James R. Quandt(15)	34,754	14,411	49,165	*
Brian M. Regan(16)	4,817	13,851	18,668	*
Mitchell Stern	—	—	—	—
All current executive officers and directors (including nominees) as a group (10 persons)	8,219,346	746,971	8,966,317	44.0%

*
Represents beneficial ownership of less than 1%.

(1)
Represents shares which the person or group has a right to acquire within sixty (60) days of April 21, 2016, upon the exercise of options or the vesting of restricted stock units. Does not include restricted stock units that vest more than sixty (60) days after April 21, 2016.

(2)
Based upon a Schedule 13G filed with the SEC on February 13, 2012 by Oak Investment Partners XI, Limited Partnership, Oak Associates XI, LLC, Oak Investment Partners XII, Limited Partnership, Oak Associates XII, LLC and Oak Management Corporation ("Oak Management"). Includes (i) 2,948,287 shares held by Oak Investment Partners XI, Limited Partnership ("Oak XI") and (ii) 1,538,775 shares held by Oak Investment Partners XII, Limited Partnership ("Oak XII"). Oak XI has sole voting and dispositive power over the shares it holds and Oak XII has sole voting and dispositive power over the shares it holds. Oak Associates XI, LLC is the general partner of Oak XI and may be deemed to share voting and dispositive power over the shares held by Oak XI. Oak Associates XII, LLC is the general partner of Oak XII and may be deemed to share voting and dispositive power over the shares held by Oak XII. Oak Management is the manager of Oak XI and Oak XII and may be deemed to share voting and dispositive power over the shares held by Oak XI and Oak XII. Fredric W. Harman, one of our directors, is a Managing Member of Oak Associates XI, LLC and Oak Associates XII, LLC, as described below in footnote (12). The address of each of the entities listed is c/o Oak Management Corporation, 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(3)
Based upon a Schedule 13G/A filed with the SEC on January 21, 2015 by Spectrum Equity Investors V, L.P. ("SEI V"), Spectrum Equity Associates V, L.P. ("SEA V"), SEA V Management, LLC ("SEA V Management") and Spectrum V Investment Managers' Fund, L.P. ("IMF V" and together with SEI V, SEA V and SEA V Management, the "Spectrum Funds"). Includes (i) 2,756,688 shares held by SEI V and (ii) 13,852 shares held by IMF V. SEA V is the sole general partner of SEI V. SEA V Management is the sole general partner of SEA V and the sole general partner of IMF V. Victor E. Parker, one of our directors, is one of the non-controlling managing directors of SEA V Management, as described below in footnote (14). By virtue of their relationship as affiliated entities, whose controlling entities have overlapping individual controlling persons, each of the Spectrum Funds may be deemed to share the power to direct the disposition and vote of the 2,770,540 aggregate shares held by the Spectrum Funds. Each of the Spectrum Funds and each of the managing directors of SEA V Management (described below in footnote (14)) disclaim any beneficial ownership of the shares held by the Spectrum Funds, except for any shares held of record and except to the extent of any individual pecuniary interest therein. The principal business address of each of the Spectrum Funds is Spectrum Equity Investors, 140 New Montgomery, 20th Floor, San Francisco, CA 94105.

(4)
Based upon a Schedule 13G/A filed with the SEC on February 16, 2016 by John H. Lewis, the controlling member of Osmium Partners, LLC ("Osmium Partners"), which serves as the general partner of Osmium Capital, LP (the "Fund"), Osmium Capital II, LP ("Fund II"), Osmium Spartan, LP ("Fund III") and Osmium Diamond, LP ("Fund IV") (all of the foregoing, collectively, the "Osmium Funds"). Includes (i) 735,834 shares held by the Fund, (ii) 411,651 shares held by Fund II, (iii) 233,373 shares held by Fund III and (iv) 279,148 shares held by Fund IV. Mr. Lewis and Osmium Partners may be deemed to share voting and dispositive power with the Osmium Funds with respect to the shares held by each Osmium Fund. Mr. Lewis, Osmium Partners and each Osmium Fund disclaims beneficial ownership with respect to any shares other than the shares each Osmium Fund owns directly. The principal business address of Mr. Lewis, Osmium Partners and each of the Osmium Funds is 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.

(5)
Based upon a Schedule 13G/A filed with the SEC on February 16, 2016 by Armistice Capital, LLC, Armistice Capital Master Fund, Ltd., and Steven Boyd. The principal business address for Armistice Capital, LLC and Steven Boyd is 510 Madison Avenue, 22nd Floor, New York, New York 10022. The principal business address for Armistice Capital Master Fund Ltd. is

  20 Genesis Close, P.O. Box 314, Grand Cayman KY1-1104, Cayman Islands, c/o dms Corporate Services Ltd.

(6)
Based upon a Schedule 13G filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported are owned by the Funds and Dimensional disclaims beneficial ownership of such securities. The principal business address Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(7)
Shares of common stock owned consists of 93,694 shares held directly by Mr. Moriarty. The rights to acquire common stock includes 487,259 shares subject to options that are exercisable or will become exercisable within 60 days of April 21, 2016.

(8)
Ms. Glaser's rights to acquire common stock includes 77,777 shares subject to options that are exercisable or will become exercisable within 60 days of April 21, 2016 and 24,999 shares subject to restricted stock units that will vest within 60 days of April 21, 2016.

(9)
Shares of common stock owned consists of 14,256 shares held directly by Mr. Pike. The rights to acquire common stock includes 73,333 shares subject to options that are exercisable or will become exercisable within 60 days of April 21, 2016 and 9,375 shares subject to restricted stock units that will vest within 60 days of April 21, 2016.

(10)
Shares of common stock owned consists of 14,224 shares held directly by Mr. Weinrot. The rights to acquire common stock includes 44,578 shares subject to options that are exercisable or will become exercisable within 60 days of April 21, 2016 and 1,388 shares subject to restricted stock units that will vest within 60 days of April 21, 2016.

(11)
Shares of common stock owned consists of 4,936 shares held directly by Ms. Campistron.

(12)
Includes 4,487,062 shares held by entities affiliated with Oak Investment Partners, comprised of 2,948,287 shares held by Oak XI and 1,538,775 shares held by Oak XII, as described in footnote (2) above. As a Managing Member of both Oak Associates XI, LLC (the General Partner of Oak XI) and Oak Associates XII, LLC (the General Partner of Oak XII), Mr. Harman may be deemed to share the power to vote and dispose of the shares held by each of Oak XI and Oak XII. Bandel L. Carano, Anne H. Lamont and Edward F. Glassmeyer, all of whom are Managing Members of Oak Associates XI, LLC, may also be deemed to share the power to vote and dispose of the shares held by Oak XI. Bandel L. Carano, Anne H. Lamont, Edward F. Glassmeyer, Grace A. Ames, Iftikar A. Ahmed and Warren B. Riley, all of whom are Managing Members of Oak Associates XII, LLC, may also be deemed to share the power to vote and dispose of the shares held by Oak XII. Each of the listed individuals disclaims any beneficial ownership of the shares held by such partnership(s), except to the extent of any individual pecuniary interest therein. The address for Mr. Harman is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(13)
Includes (i) 793,190 shares held by Generation Capital Partners II LP ("GCP") and (ii) 6,809 shares held by Generation Members' Fund II LP ("GMF," and together with GCP, the "Generation Funds"). Mr. Hawkins is Managing Partner and co-founder of Generation Partners and has shared power to vote and dispose of the shares held by the Generation Funds. These shares may be deemed to be beneficially owned by Mr. Hawkins and the Generation Funds.

  Mr. Hawkins disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for Mr. Hawkins is One Maritime Plaza, Suite 1555, San Francisco, CA 94111 and the address for the Generation Funds is One Greenwich Office Park, Greenwich, CT 06831.

(14)
Includes 2,770,540 shares held by the Spectrum Funds as described in footnote (3) above. Mr. Parker is a non-controlling managing director of SEA V Management. Mr. Parker has shared power to vote and dispose of the shares held by the Spectrum Funds with the other managing directors of SEA V Management (Brion B. Applegate, William P. Collatos, Randy J. Henderson, Kevin J. Maroni and Christopher T. Mitchell). Mr. Parker is also a limited partner in SEA V and IMF V. Mr. Parker and each of the other managing directors of SEA V Management disclaim any beneficial ownership of the shares held by the Spectrum Funds, except to the extent of any individual pecuniary interest therein. The address of Mr. Parker is Spectrum Equity Investors, 140 New Montgomery, 20th Floor, San Francisco, CA 94105.

(15)
Shares of common stock owned consists of 34,754 shares held directly by Mr. Quandt. The rights to acquire common stock includes 13,451 shares subject to options that are exercisable or will become exercisable within 60 days of April 21, 2016, and 960 shares subject to restricted stock units that will vest within 60 days of April 21, 2016.

(16)
Shares of common stock owned consists of 4,817 shares held directly by Mr. Regan. The rights to acquire common stock includes 12,647 shares subject to options that are exercisable or will become exercisable within 60 days of April 21, 2016, and 1,204 shares subject to restricted stock units that will vest within 60 days of April 21, 2016. Although Mr. Regan is currently Managing Director and Chief Financial Officer of Spectrum Equity Investors, he is not affiliated with any of the Spectrum Funds and does not have any beneficial interest (direct or indirect) in any of the shares held by the Spectrum Funds.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

        Our Board has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of transactions between the Company and its directors, director nominees, executive officers, beneficial holders of more than 5% of our common stock and their respective immediate family members. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person. While the policy covers any related party transaction in which the amount involved exceeds $100,000, only related party transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act, Exchange Act and related rules. Our Board has set the lower $100,000 threshold for approval of related party transactions because we believe it is important and appropriate for our audit committee to review transactions or potential transactions in which the amount involved exceeds $100,000, as opposed to $120,000.

        Pursuant to our related party transaction policy, our audit committee will (i) review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management will present to our audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto, and will update the audit committee as to any material changes to any related party transaction. Related party transactions may only be consummated if our audit committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our audit committee under the policy. These pre-approved transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party's interest arises only from (a) his or her position as a director of another entity that is party to the transaction, (b) an equity interest of less than 5% in another entity that is party to the transaction, or (c) a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in our Company that provides all holders of such class of equity securities with the same benefit on a pro rata basis. No director may participate in the approval of a related party transaction for which he or she is a related party.

Related Party Transactions

        Described below are related party transactions to which we were a party during our last fiscal year, or to which we will be a party, in which the amounts involved exceeded or will exceed $120,000.

        Stockholders' Agreement.    We are party to a stockholders' agreement which provides that holders of our common stock that was issued upon conversion of our convertible preferred stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The stockholders' agreement also contains restrictions on the issuance or transfer of shares, including certain corporate governance provisions. The original stockholders' agreement contained agreements among the parties with respect to the election of our directors and some of our current directors were originally nominated and elected pursuant to the terms of the stockholders' agreement. The provisions of the stockholders' agreement relating to the nomination and election of directors terminated upon completion of our initial public offering.

        Indemnification Agreements.    We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, and such information shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

        The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee's functions are more fully described in its charter, which is available on our website at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview/default.aspx. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Demand Media's audited financial statements as of and for the year ended December 31, 2015.

        The audit committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. In addition, the audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us. Finally, the audit committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP's audit of such financial statements.

        Based on these reviews and discussions, the audit committee recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee of the Board
Mitchell Stern—Chairperson
John A. Hawkins
James R. Quandt

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file required ownership reports by these dates.

        Based solely on a review of copies of such forms that we received from such persons with respect to their transactions in fiscal 2015, and the written representations received from certain reporting persons that no other reports were required, other than as disclosed below, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the Section 16(a) reporting requirements.

Stockholder Proposals and Nominations

        Proposals Pursuant to Rule 14a-8.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2017 proxy statement, your proposal must be received by us no later than January 1, 2017, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

        Proposals and Nominations Pursuant to Our Bylaws.    Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2017 annual stockholder meeting, without such nomination or business being included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than February 16, 2017 and no later than March 18, 2017; provided that if the date of the annual meeting is earlier than May 17, 2017 or later than August 15, 2017, you must give notice not earlier than the 120th day prior to the annual meeting and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made (such notice within such time periods, "Timely Notice"). In addition, with respect to nominations for directors, if the number of directors to be elected at the 2017 annual meeting is increased after March 18, 2017, and there is no public announcement by us naming all of the nominees for director by March 8, 2017, notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to us by the close of business on the 10th day following the day on which we first make such public announcement.

        The nominating and corporate governance committee of the Board will consider suggestions from stockholders for potential director nominees to be presented at the 2017 annual meeting. The person recommending the nominee must be a stockholder entitled to vote at the 2017 annual meeting, and the recommendation must be made pursuant to Timely Notice. The nominating and corporate governance committee will consider nominees suggested by stockholders on the same terms as nominees selected by the nominating and corporate governance committee. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Corporate Secretary at our principal executive offices, 1655 26th Street, Santa Monica, California 90404, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404, or contact Investor Relations by telephone at (310) 656-6253.

Incorporation by Reference

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the sections of this proxy statement titled "Audit Committee Report" and "Compensation Committee Report" will not be incorporated by reference into any of those prior filings, nor will such reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

Availability of Annual Report on Form 10-K

        Copies of our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC (exclusive of exhibits and documents incorporated by reference) may be obtained for free by directing written requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC's website, http://www.sec.gov, or on the investor relations page of our website, http://ir.demandmedia.com/investor-overview/proxy-and-annual-meeting/default.aspx.

Other Matters

        The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment, and the proxy includes discretionary authority to do so.

BY ORDER OF THE BOARD OF DIRECTORS
Santa Monica, California April 28, 2016

DEMAND MEDIA, INC. 1655 26TH STREET SANTA MONICA, CA 90404

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10338-P79171	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEMAND MEDIA, INC.

The Board of Directors recommends you vote FOR each of the following nominees.

1.	Election of Directors	For		Withhold

	1a. Fredric W. Harman	☐		☐

	1b. Sean Moriarty	☐		☐

	1c. James R. Quandt	☐		☐

The Board of Directors recommends you vote FOR proposal 2.					For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of Demand Media, Inc. for the fiscal year ending December 31, 2016.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E10339-P79171

DEMAND MEDIA, INC. Annual Meeting of Stockholders June 16, 2016 at 2:00 PM (PDT) 1655 26th Street, Santa Monica, CA 90404 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Sean Moriarty, Rachel Glaser, and Daniel Weinrot, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of the Demand Media, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 16, 2016 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side